MASTERS VARIABLE ANNUITY


SEPARATE ACCOUNT A


ISSUED BY:
UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
P.O. BOX 3249
SYRACUSE, NEW YORK 13220


ADMINISTERED BY:
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085

TELEPHONE:    1-800-862-6668 (CONTRACT OWNERS)
              1-800-862-7155 (REGISTERED REPRESENTATIVES)


                                                           [THE HARTFORD LOGO]

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This prospectus describes information you should know before you purchase the Masters Variable Annuity. Please read it carefully before you purchase your variable annuity.



Masters Variable Annuity is a contract between you and Union Security Life Insurance Company of New York (formerly First Fortis Life Insurance Company) where you agree to make at least one Premium Payment and Union Security agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:


X   Flexible, because you may add Premium Payments at any time.

X Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

X Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.


At the time you purchase your Contract, you allocate your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Funds are part of the following Portfolio companies: Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc.



You may also allocate some or all of your Premium Payment to a Guarantee Period in our General Account. A Guarantee Period guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to a Guarantee Period are not segregated from our company assets like the assets of the Separate Account.


If you decide to buy this Contract, you should keep this prospectus for your records. You can also call us at 1-800-862-6668 to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC").

Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (http://www.sec.gov).

This Contract IS NOT:

-   A bank deposit or obligation

-   Federally insured

-   Endorsed by any bank or governmental agency

This Contract and its features may not be available for sale in all states.
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PROSPECTUS DATED: MAY 1, 2006



STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 1, 2006

2                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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TABLE OF CONTENTS

                                                                                                                            PAGE
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DEFINITIONS                                                                                                                     3
FEE TABLES                                                                                                                      5
HIGHLIGHTS                                                                                                                      7
GENERAL CONTRACT INFORMATION                                                                                                    8
     Union Security Life Insurance Company of New York                                                                          8
     The Separate Account                                                                                                       8
     The Funds                                                                                                                  9
PERFORMANCE RELATED INFORMATION                                                                                                12
     Guarantee Periods                                                                                                         13
THE CONTRACT                                                                                                                   14
     Purchases and Contract Value                                                                                              14
     Charges and Fees                                                                                                          18
     Death Benefit                                                                                                             20
     Surrenders                                                                                                                21
ANNUITY PAYOUTS                                                                                                                22
OTHER PROGRAMS AVAILABLE                                                                                                       24
OTHER INFORMATION                                                                                                              24
     Legal Matters                                                                                                             26
     More Information                                                                                                          26
FEDERAL TAX CONSIDERATIONS                                                                                                     26
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS                                                                           31
ACCUMULATION UNIT VALUES                                                                                                       38
FURTHER INFORMATION ABOUT UNION SECURITY INSURANCE COMPANY                                                                     41
TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION                                                                       46
APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS                                                                      47
APPENDIX II -- INVESTMENTS BY UNION SECURITY                                                                                   49

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          3

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DEFINITIONS

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

ACCOUNT: Any of the Sub-Accounts or Guarantee Periods.

ACCUMULATION PERIOD: The time after you purchase the Contract until we begin to make Annuity Payouts.

ACCUMULATION UNITS: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.

ACCUMULATION UNIT VALUE: The daily price of Accumulation Units on any Valuation Day.

ADMINISTRATIVE OFFICE: Hartford Life Insurance Company administers these Contracts. Our location and overnight mailing address is: 200 Hopmeadow Street, Simsbury, Connecticut 06089. Our standard mailing address is:
Investment Product Services, P.O. Box 5085, Hartford, Connecticut 06102-5085.


ANNIVERSARY VALUE: The value equal to the Contract Value as of a Contract Anniversary, adjusted for subsequent Premium Payments and withdrawals.


ANNUAL WITHDRAWAL AMOUNT: This is the amount you can Surrender each Contract Year without paying a Contingent Deferred Sales Charge. This amount is non-cumulative, meaning that it cannot be carried over from one year to the next.


ANNUITANT: The person on whose life the Contract is issued. The Annuitant may not be changed after your Contract is issued.



ANNUITY CALCULATION DATE: The date we calculate the first Annuity Payout.



ANNUITY COMMENCEMENT DATE: The later of the 10th Contract Anniversary or the date the Annuitant reaches age 90, unless you elect an earlier date or we, in our sole discretion, agree to postpone to another date following our receipt of an extension request.


ANNUITY PAYOUT: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.

ANNUITY PAYOUT OPTION: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.

ANNUITY PERIOD: The time during which we make Annuity Payouts.

ANNUITY UNIT: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.

ANNUITY UNIT VALUE: The daily price of Annuity Units on any Valuation Day.


BENEFICIARY: The person entitled to receive benefits pursuant to the terms of the Contract upon the death of any Contract Owner, joint Contract Owner or Annuitant.


CHARITABLE REMAINDER TRUST: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.

CODE: The Internal Revenue Code of 1986, as amended.


COMMUTED VALUE: The present value of any remaining guaranteed Annuity Payouts. This amount is calculated using the Assumed Investment Return for variable dollar amount Annuity Payouts and a rate of return determined by us for fixed dollar amount Annuity Payouts.


CONTINGENT ANNUITANT: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.

CONTINGENT DEFERRED SALES CHARGE: The deferred sales charge that may apply when you make a full or partial Surrender.

CONTRACT: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.

CONTRACT ANNIVERSARY: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.


CONTRACT OWNER, OWNER OR YOU: The owner or holder of the Contract described in this prospectus including any joint Owners. We do not capitalize "you" in the prospectus.


CONTRACT VALUE: The total value of the Accounts on any Valuation Day.

CONTRACT YEAR: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.

DEATH BENEFIT: The amount payable after the Contract Owner or the Annuitant dies.

DOLLAR COST AVERAGING: A program that allows you to systematically make transfers between Accounts available in your Contract.


GENERAL ACCOUNT: This account holds our company assets and any assets not allocated to a Separate Account. The assets in this account are available to the creditors of Union Security and/or Hartford.

4                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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JOINT ANNUITANT: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

MARKET VALUE ADJUSTMENT: An adjustment that either increases or decreases the amount we pay you under certain circumstances.

NET INVESTMENT FACTOR: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.

NON-VALUATION DAY: Any day the New York Stock Exchange is not open for trading.

PAYEE: The person or party you designate to receive Annuity Payouts.

PREMIUM PAYMENT: Money sent to us to be invested in your Contract.

PREMIUM TAX: A tax charged by a state or municipality on Premium Payments.

QUALIFIED CONTRACT: A Contract that is defined as a tax-qualified retirement plan in the Code.

REQUIRED MINIMUM DISTRIBUTION: A federal requirement that individuals age 70 1/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 70 1/2 or upon retirement, whichever comes later.

SUB-ACCOUNT VALUE: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.

SURRENDER: A complete or partial withdrawal from your Contract.

SURRENDER VALUE: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value is equal to the Contract Value minus any applicable charges and increased or decreased, as applicable, by any Market Value Adjustment.


UNION SECURITY: Union Security Life Insurance Company of New York, the company that issued this Contract.


VALUATION DAY: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.

VALUATION PERIOD: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          5

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                                  FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT.

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU PURCHASE THE CONTRACT OR SURRENDER THE CONTRACT. CHARGES FOR STATE PREMIUM TAXES MAY ALSO BE DEDUCTED WHEN YOU PURCHASE THE CONTRACT, UPON SURRENDER OR WHEN WE START TO MAKE ANNUITY PAYOUTS.

CONTRACT OWNER TRANSACTION EXPENSES

                                                                                                                      DURING
                                                                                                                   ACCUMULATION
                                                                                                                      PERIOD
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Sales Charge Imposed on Purchases (as a percentage of Premium Payments)                                                  None
Maximum Contingent Deferred Sales Charge (as a percentage of Premium Payments) (1)                                          7%
     First Year (2)                                                                                                         7%
     Second Year                                                                                                            6%
     Third Year                                                                                                             5%
     Fourth Year                                                                                                            4%
     Fifth Year                                                                                                             3%
     Sixth Year                                                                                                             2%
     Seventh Year                                                                                                           1%
     Eighth Year                                                                                                            0%


(1) Each Premium Payment has its own Contingent Deferred Sales Charge schedule. The Contingent Deferred Sales Charge is not assessed on partial Surrenders which do not exceed the Annual Withdrawal Amount.

(2) Length of time from Premium Payment.

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY AND ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING FEES AND EXPENSES OF THE UNDERLYING FUNDS.

SEPARATE ACCOUNT ANNUAL EXPENSES (as a percentage of average daily Sub-Account value)
     Mortality and Expense Risk Charge                                                                                       1.25%
     Administrative Charge                                                                                                   0.10%
     Total Separate Account Annual Expenses                                                                                  1.35%

THIS TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL FUND OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS THAT YOU MAY PAY ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH FUND.


                                                                                                            Minimum     Maximum
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TOTAL ANNUAL FUND OPERATING EXPENSES
(these are expenses that are deducted from Fund
assets, including management fees, Rule 12b-1
distribution and/or service fees, and other expenses)                                                         0.42%        1.06%

6                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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EXAMPLE

THIS EXAMPLE IS INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES, AND TOTAL ANNUAL FUND OPERATING EXPENSES.

THE EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

(1) If you Surrender your Contract at the end of the applicable time period:


1 year                                                                                $   912
3 years                                                                               $ 1,260
5 years                                                                               $ 1,599
10 years                                                                              $ 2,771


(2) If you annuitize at the end of the applicable time period:


1 year                                                                                $   247
3 years                                                                               $   760
5 years                                                                               $ 1,299
10 years                                                                              $ 2,771


(3) If you do not Surrender your Contract:


1 year                                                                                $   247
3 years                                                                               $   760
5 years                                                                               $ 1,299
10 years                                                                              $ 2,771


CONDENSED FINANCIAL INFORMATION
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When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see "How is the value of my Contract calculated before the Annuity Commencement Date?". Please refer to the section entitled "Accumulation Unit Values" in this prospectus for information regarding Accumulation Unit Values.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          7

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HIGHLIGHTS

HOW DO I PURCHASE THIS CONTRACT?

You must complete our application or order request and submit it to us for approval with your first Premium Payment. Your first Premium Payment must be at least $5,000 and subsequent Premium Payments must be at least $50, unless you take advantage of our InvestEase(R) Program or are part of certain retirement plans.

> For a limited time, usually within ten days after you receive your Contract, you may cancel your Contract. You may bear the investment risk for your Premium Payment prior to our receipt of your request for cancellation.

WHAT TYPE OF SALES CHARGE WILL I PAY?

You don't pay a sales charge when you purchase your Contract.

We may charge you a Contingent Deferred Sales Charge when you partially or fully Surrender your Contract. The Contingent Deferred Sales Charge will depend on the amount you choose to Surrender and the length of time the Premium Payment you made has been in your Contract.

The percentage used to calculate the Contingent Deferred Sales Charge is equal to:

NUMBER OF YEARS FROM     CONTINGENT DEFERRED
   PREMIUM PAYMENT          SALES CHARGE
---------------------------------------------
          1                       7%
          2                       6%
          3                       5%
          4                       4%
          5                       3%
          6                       2%
          7                       1%
      8 or more                   0%

You won't be charged a Contingent Deferred Sales Charge on:

X   The Annual Withdrawal Amount

X Premium Payments or earnings that have been in your Contract for more than seven years

X   Distributions made due to death

X   Distributions under a program for substantially equal periodic payments

X   Most payments we make to you as Annuity Payouts

WHAT CHARGES WILL I PAY ON AN ANNUAL BASIS?

You pay the following charges each year:

- MORTALITY AND EXPENSE RISK CHARGE -- This charge is deducted daily and is equal to an annual charge of 1.25% of your Contract Value invested in the Sub-Accounts.

- ADMINISTRATIVE CHARGE -- This is a charge for administration. It is deducted daily and is equal to an annual charge of 0.10% of the Contract Value held in the Sub-Accounts.

- ANNUAL FUND OPERATING EXPENSES -- These are charges for the Funds. See the Funds' prospectuses for more complete information.

Charges and fees may have a significant impact on Contract Values and the investment performance of Sub-Accounts. This impact may be more significant with Contracts with lower Contract Values.

CAN I TAKE OUT ANY OF MY MONEY?

You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts.

> You may have to pay income tax on the money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty.

> You may have to pay a Contingent Deferred Sales Charge and a Market Value Adjustment on the amount you Surrender.

IS THERE A MARKET VALUE ADJUSTMENT?

Surrenders and other withdrawals from a Guarantee Period in our General Account more than fifteen days from the end of a Guarantee Period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. A Market Value Adjustment will also be applied to any General Account value that is transferred from the General Account to other Sub-Accounts before the end of the Guarantee Period. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment."

WHAT INVESTMENT CHOICES ARE AVAILABLE?

You may allocate your Premium Payment or Contract Values among the following investment choices:

- The variable Sub-Accounts that invest in underlying Funds; and/or

- One or more Guarantee Periods, which may be subject to a Market Value Adjustment.

WILL UNION SECURITY PAY A DEATH BENEFIT?

There is a Death Benefit if the Contract Owner or the Annuitant dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greatest of:

- The total Premium Payments you have made to us minus the dollar amount of any partial Surrenders; or

8                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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- The Contract Value of your Contract; or

- The Contract Value on the last Contract Seven Year Anniversary before the earlier of the date of death, or the Contract Owner's or the Annuitant's 75 birthday, minus the dollar amount of any partial Surrenders since that Seven Year Anniversary.

Your Contract's Seven Year Anniversary is the seventh anniversary of the date your Contract was issued, and each following seventh anniversary of that date.

WHAT ANNUITY PAYOUT OPTIONS ARE AVAILABLE?

When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and Full Survivor Life Annuity, and Joint and 1/2 Contingent Survivor Life Annuity. We may make other Annuity Payout Options available at any time.

You must begin to take payouts by the Annuitant's 90th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the completion of the 2nd Contract Year. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments for a Period Certain Payout Option with a ten-year period certain payment option. Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:

- fixed dollar amount Automatic Annuity Payouts,

- variable dollar amount Automatic Annuity Payouts, or

- a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.

GENERAL CONTRACT INFORMATION

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

Union Security Life Insurance Company of New York ("Union Security") is the issuer of the contracts. Union Security is a New York corporation founded in 1971. It is qualified to sell life insurance and annuity contracts in New York.

Union Security is a wholly owned subsidiary of Assurant, Inc. Assurant, Inc. is the ultimate parent of Union Security Life Insurance Company of New York. Assurant, Inc. is a premier provider of specialized insurance products and related services in North America and selected other international markets. Its stock is traded on the New York Stock Exchange under the symbol AIZ.

All of the guarantees and commitments under the contracts are general obligations of Union Security. None of Union Security's affiliated companies has any legal obligation to back Union Security's obligations under the contracts.

On April 1, 2001, Union Security entered into an agreement with Hartford Life and Annuity Insurance Company ("Hartford") to co-insure the obligations of Union Security under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Simsbury, Connecticut; however, its mailing address is P.O. Box 2999, Hartford, CT 06104-2999. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.

THE SEPARATE ACCOUNT

The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 1, 1993 as "Separate Account A" and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Union Security or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate Account:

- Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

- Is not subject to the liabilities arising out of any other business Union Security or Hartford may conduct.

- Is not affected by the rate of return of Fortis' General Account or Hartford's General Account or by the investment performance of any of Union Security's or Hartford's other Separate Accounts.

- May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

- Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.

We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.

In a low interest rate environment, yields for Money Market Sub-Accounts, after deduction of the Mortality and Expense Risk Charge, Administrative Expense Charge and Charges for Optional Benefits (if applicable), may be negative even though the underlying Fund's yield, before deducting for such charges,

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          9

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is positive. If you allocate a portion of your Contract Value to a Money Market Sub-Account or participate in an Asset Allocation Program where Contract Value is allocated to a Money Market Sub-Account under the applicable asset allocation model, that portion of your Contract Value may decrease in value.

THE FUNDS

SUB-ACCOUNT/FUND                                              ADVISOR                                OBJECTIVE SUMMARY
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HARTFORD ADVISERS HLS FUND SUB-ACCOUNT       HL Investment Advisors, LLC; sub-advised    Maximum long-term total return
   which purchases Class IA shares of        by Wellington Management Company, LLP
   Hartford Advisers HLS Fund of Hartford
   Series Fund, Inc.
HARTFORD BLUE CHIP STOCK HLS FUND            HL Investment Advisors, LLC; sub-advised    Long-term growth of capital with current
   SUB-ACCOUNT which purchases Class IA      by T. Rowe Price Associates, Inc.           income as a secondary objective
   shares of Hartford Blue Chip Stock HLS
   Fund of Hartford HLS Series Fund II,
   Inc.
HARTFORD CAPITAL APPRECIATION HLS FUND       HL Investment Advisors, LLC; sub-advised    Growth of capital
   SUB-ACCOUNT which purchases Class IA      by Wellington Management Company, LLP
   shares of Hartford Capital
   Appreciation HLS Fund of Hartford
   Series Fund, Inc. (Closed to new and
   subsequent Premium Payments and
   transfers of Contract Value)
HARTFORD CAPITAL OPPORTUNITIES HLS FUND      HL Investment Advisors, LLC; sub-advised    Capital appreciation
   SUB-ACCOUNT which purchases Class IA      by Holland Capital Management, L.P.
   shares of Hartford Capital
   Opportunities HLS Fund of Hartford HLS
   Series Fund II, Inc.
HARTFORD DISCIPLINED EQUITY HLS FUND         HL Investment Advisors, LLC; sub-advised    Growth of capital
   SUB-ACCOUNT which purchases Class IA      by Wellington Management Company, LLP
   shares of Hartford Disciplined Equity
   HLS Fund of Hartford Series Fund, Inc.
HARTFORD DIVIDEND AND GROWTH HLS FUND        HL Investment Advisors, LLC; sub-advised    High level of current income consistent
   SUB-ACCOUNT which purchases Class IA      by Wellington Management Company, LLP       with growth of capital
   shares of Hartford Dividend and Growth
   HLS Fund of Hartford Series Fund, Inc.
HARTFORD EQUITY INCOME HLS FUND              HL Investment Advisors, LLC; sub-advised    High level of current income consistent
   SUB-ACCOUNT which purchases Class IA      by Wellington Management Company, LLP       with growth of capital
   shares of Hartford Equity Income HLS
   Fund of Hartford Series Fund, Inc.
HARTFORD FOCUS HLS FUND SUB-ACCOUNT which    HL Investment Advisors, LLC; sub-advised    Long-term capital appreciation
   purchases Class IA shares of Hartford     by Wellington Management Company, LLP
   Focus HLS Fund of Hartford Series
   Fund, Inc.
HARTFORD GLOBAL ADVISERS HLS FUND            HL Investment Advisors, LLC; sub-advised    Maximum long-term total rate of return
   SUB-ACCOUNT which purchases Class IA      by Wellington Management Company, LLP
   shares of Hartford Global Advisers HLS
   Fund of Hartford Series Fund, Inc.
HARTFORD GLOBAL LEADERS HLS FUND             HL Investment Advisors, LLC; sub-advised    Growth of capital
   SUB-ACCOUNT which purchases Class IA      by Wellington Management Company, LLP
   shares of Hartford Global Leaders HLS
   Fund of Hartford Series Fund, Inc.

10                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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SUB-ACCOUNT/FUND                                              ADVISOR                                OBJECTIVE SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
HARTFORD GROWTH HLS FUND SUB-ACCOUNT         HL Investment Advisors, LLC; sub-advised    Long-term capital appreciation
   which purchases Class IA shares of        by Wellington Management Company, LLP
   Hartford Growth HLS Fund of Hartford
   Series Fund, Inc.
HARTFORD GROWTH OPPORTUNITIES HLS FUND       HL Investment Advisors, LLC; sub-advised    Short- and long-term capital appreciation
   SUB-ACCOUNT which purchases Class IA      by Wellington Management Company, LLP
   shares of Hartford Growth
   Opportunities HLS Fund of Hartford HLS
   Series Fund II, Inc.
HARTFORD HIGH YIELD HLS FUND SUB-ACCOUNT     HL Investment Advisors, LLC; sub-advised    High current income with growth of
   which purchases Class IA shares of        by Hartford Investment Management Company   capital as a secondary objective
   Hartford High Yield HLS Fund of
   Hartford Series Fund, Inc.
HARTFORD INDEX HLS FUND SUB-ACCOUNT which    HL Investment Advisors, LLC; sub-advised    Seeks to provide investment results
   purchases Class IA shares of Hartford     by Hartford Investment Management Company   which approximate the price and yield
   Index HLS Fund of Hartford Series                                                     performance of publicly traded common
   Fund, Inc.                                                                            stocks in the aggregate
HARTFORD INTERNATIONAL CAPITAL               HL Investment Advisors, LLC; sub-advised    Capital appreciation
   APPRECIATION HLS FUND SUB-ACCOUNT         by Wellington Management Company, LLP
   which purchases Class IA shares of
   Hartford International Capital
   Appreciation HLS Fund of Hartford
   Series Fund, Inc.
HARTFORD INTERNATIONAL OPPORTUNITIES HLS     HL Investment Advisors, LLC; sub-advised    Long-term growth of capital
   FUND SUB-ACCOUNT which purchases Class    by Wellington Management Company, LLP
   IA shares of Hartford International
   Opportunities HLS Fund of Hartford
   Series Fund, Inc.
HARTFORD INTERNATIONAL SMALL COMPANY HLS     HL Investment Advisors, LLC; sub-advised    Capital appreciation
   FUND SUB-ACCOUNT which purchases Class    by Wellington Management Company, LLP
   IA shares of Hartford International
   Small Company HLS Fund of Hartford
   Series Fund, Inc.
HARTFORD INTERNATIONAL STOCK HLS FUND        HL Investment Advisors, LLC; sub-advised    Long-term capital appreciation
   SUB-ACCOUNT which purchases Class IA      by Lazard Asset Management LLC
   shares of Hartford International Stock
   HLS Fund of Hartford HLS Series Fund
   II, Inc.
HARTFORD LARGECAP GROWTH HLS FUND            HL Investment Advisors, LLC; sub-advised    Long-term growth of capital
   SUB-ACCOUNT which purchases Class IA      by Holland Capital Management L.P.
   shares of Hartford LargeCap Growth HLS
   Fund of Hartford HLS Series Fund II,
   Inc.
HARTFORD MIDCAP STOCK HLS FUND               HL Investment Advisors, LLC; sub-advised    Seeks total investment returns,
   Sub-Account which purchases Class IA      by Northern Capital Management, LLC         including capital appreciation and
   shares of Hartford MidCap Stock HLS                                                   income, that consistently outperform the
   Fund of Hartford HLS Series Fund II,                                                  Standard & Poor's 400 MidCap Index
   Inc.
HARTFORD MONEY MARKET HLS FUND               HL Investment Advisors, LLC; sub-advised    Maximum current income consistent with
   Sub-Account which purchases Class IA      by Hartford Investment Management Company   liquidity and preservation of capital
   shares of Hartford Money Market HLS
   Fund of Hartford Series Fund, Inc.

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SUB-ACCOUNT/FUND                                              ADVISOR                                OBJECTIVE SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
HARTFORD MORTGAGE SECURITIES HLS FUND        HL Investment Advisors, LLC; sub-advised    Maximum current income consistent with
   SUB-ACCOUNT which purchases Class IA      by Hartford Investment Management Company   safety of principal and maintenance of
   shares of Hartford Mortgage Securities                                                liquidity
   HLS Fund of Hartford Series Fund, Inc.
HARTFORD SMALLCAP GROWTH HLS FUND            HL Investment Advisors, LLC; sub-advised    Seeks to maximize short- and long-term
   SUB-ACCOUNT which purchases Class IA      by Wellington Management Company, LLP       capital appreciation
   shares of Hartford SmallCap Growth HLS
   Fund of Hartford HLS Series Fund II,
   Inc.
HARTFORD SMALLCAP VALUE HLS FUND             HL Investment Advisors, LLC; sub-advised    Capital appreciation
   SUB-ACCOUNT which purchases Class IA      by Kayne Anderson Rudnick Investment
   shares of Hartford SmallCap Value HLS     Management, LLC, Metropolitan West
   Fund of Hartford HLS Series Fund II,      Capital Management, LLC and SSgA Funds
   Inc.                                      Management, Inc.
HARTFORD STOCK HLS FUND SUB-ACCOUNT which    HL Investment Advisors, LLC; sub-advised    Long-term growth of capital, with income
   purchases Class IA shares of Hartford     by Wellington Management Company, LLP       as a secondary consideration
   Stock HLS Fund of Hartford Series
   Fund, Inc.
HARTFORD TOTAL RETURN BOND HLS FUND          HL Investment Advisors, LLC; sub-advised    Competitive total return, with income as
   SUB-ACCOUNT which purchases Class IA      by Hartford Investment Management Company   a secondary objective
   shares of Hartford Total Return Bond
   HLS Fund of Hartford Series Fund, Inc.
HARTFORD U.S. GOVERNMENT SECURITIES HLS      HL Investment Advisors, LLC; sub-advised    Maximize total return with a high level
   FUND SUB-ACCOUNT which purchases Class    by Hartford Investment Management Company   of current income consistent with
   IA shares of Hartford U.S. Government                                                 prudent investment risk
   Securities HLS Fund of Hartford HLS
   Series Fund II, Inc.
HARTFORD VALUE HLS FUND SUB-ACCOUNT which    HL Investment Advisors, LLC; sub-advised    Long-term total return
   purchases Class IA shares of Hartford     by Wellington Management Company, LLP
   Value HLS Fund of Hartford Series
   Fund, Inc.
HARTFORD VALUE OPPORTUNITIES HLS FUND        HL Investment Advisors, LLC; sub-advised    Short- and long-term capital appreciation
   SUB-ACCOUNT which purchases Class IA      by Wellington Management Company, LLP
   shares of Hartford Value Opportunities
   HLS Fund of Hartford HLS Series Fund
   II, Inc.


We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.

The Funds may not be available in all states.

MIXED AND SHARED FUNDING -- Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding. These risks are disclosed in the Funds' prospectus.

Certain underlying Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code
Section 817(h), which could have adverse tax consequences for

12                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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Contract Owners with premiums allocated to the affected Funds. See "Federal Tax Considerations" for more information.

VOTING RIGHTS -- We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Fund's shareholder meetings. To the extent required by federal securities laws or regulations, we will:

- Notify you of any Fund shareholders' meeting if the shares held for your Contract may be voted.

- Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

- Arrange for the handling and tallying of proxies received from Contract
  Owners.

- Vote all Fund shares attributable to your Contract according to instructions received from you, and

- Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.

If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any shareholder meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease.

SUBSTITUTIONS, ADDITIONS, OR DELETIONS OF FUNDS -- We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts.

We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.

In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.

ADMINISTRATIVE AND DISTRIBUTION SERVICES -- Union Security has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Union Security, or its agents, provide administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.

PERFORMANCE RELATED INFORMATION

The Separate Account may advertise certain performance-related information concerning the Sub-Accounts, Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

When a Sub-Account advertises its standardized total return, it will usually be calculated since the inception of the Separate Account for one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period.

Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.

The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.

If applicable, the Sub-Accounts may advertise yield in addition to total return. This yield is based on the 30-day SEC yield of the underlying Fund less the recurring charges at the Separate Account level.

A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         13

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and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.

We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.

GUARANTEE PERIODS

Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guarantee Period. However, you may reallocate your Contract Value to different Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 60 days before the end of your Guarantee Period.

We currently offer ten different Guarantee Periods. These Guarantee Periods range in length from one to ten years. Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We will, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 4%. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 4%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Purchase Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.

The maximum amount you can invest in a Guarantee Period is $500,000.

We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:

- the duration of a Guarantee Period,

- regulatory and tax requirements,

- sales and administrative expenses we bear,

- risks we assume,

- our profitability objectives, and

- general economic trends.

MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any general account value that is:

- surrendered,

- transferred, or

- otherwise paid out

before the end of its Guarantee Period.

For example, we will apply a Market Value Adjustment to account value that we pay:

- as an amount applied to an Annuity Payout option, or

- as an amount paid as a single sum in lieu of an Annuity Payout.

The Market Value Adjustment reflects both the amount of time left in your Guarantee Period and the difference between the rate of interest credited to your current Guarantee Period and the rate of interest we are crediting to a new Guarantee Period with a duration equal to the amount of time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than, or relatively the same as (due to the application of the Market Value Adjustment factor (as described in Appendix I)), the rate of interest we are currently crediting the new Guarantee Period, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee period's rate of interest is higher than the rate of interest we are crediting for the new Guarantee Period, then the application of the Market Value Adjustment will increase the amount you receive or transfer.

You will find sample Market Value Adjustment calculations in Appendix I.

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We do not apply a Market Value Adjustment to withdrawals and transfers of account value under three exceptions.

(1) We will not apply a Market Value Adjustment to account value that we pay out as a death benefit.

(2) We will not apply a Market Value Adjustment to account value that we pay out during a 30 day period that: -- begins 15 days before the end date of the Guarantee Period in which the account value was being held, and that: -- ends 15 days after the end date of the Guarantee Period in which the account value was being held.

(3) We will not apply a Market Value Adjustment to account value that is withdrawn or transferred from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal Fortis program for the withdrawal or transfer of General Account value.

We may impose conditions and limitations on any formal Fortis program for the withdrawal or transfer of general account value. Ask your Union Security representative about the availability of such a program in your state. In addition, if such a program is available in your state, your Union Security representative can inform you about the conditions and limitations that may apply to that program.

THE CONTRACT

PURCHASES AND CONTRACT VALUE

WHAT TYPES OF CONTRACTS ARE AVAILABLE?

The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:

- Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;

- Annuity purchase plans adopted by public school systems and certain tax-exempt organizations according to Section 403(b) of the Code;

- Individual Retirement Annuities adopted according to Section 408 of the Code;

- Employee pension plans established for employees by state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state, and

- Certain eligible deferred compensation plans as defined in Section 457 of the Code.

The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.

HOW DO I PURCHASE A CONTRACT?

You may purchase a Contract by completing and submitting an application or an order request along with an initial Premium Payment. For most Contracts, the minimum initial Premium Payment is $5,000. For additional Premium Payments, the minimum Premium Payment is $50. Under certain situations, we may allow smaller Premium Payments, for example, if you are part of our InvestEase(R) Program or certain tax qualified retirement plans. Prior approval is required for Premium Payments of $1,000,000 or more.

You and your Annuitant must not be older than age 90 on the date that your Contract is issued. You must be of legal age in the state where the Contract is being purchased or a guardian must act on your behalf.

HOW ARE PREMIUM PAYMENTS APPLIED TO MY CONTRACT?

Your initial Premium Payment will be invested within two Valuation Days of our receipt of a properly completed application or an order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions on record. We will send you a confirmation when we invest your Premium Payment.

If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.

CAN I CANCEL MY CONTRACT AFTER I PURCHASE IT?

We want you to be satisfied with the Contract you have purchased. We urge you to closely examine its provisions. If for any reason you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.

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You bear the investment risk from the time the Contract is issued until we receive your complete cancellation request.

The amount we pay you upon cancellation depends on the requirements of the state where you purchased your Contract.

HOW IS THE VALUE OF MY CONTRACT CALCULATED BEFORE THE ANNUITY COMMENCEMENT
DATE?

The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.

To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.

The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

- The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day divided by

- The net asset value per share of each Fund at the end of the prior Valuation Day; multiplied by

- The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.

We will send you a statement in each calendar quarter, which tells you how many Accumulation Units you have, their value and your total Contract Value.

A Contract's Guarantee Period value is guaranteed by Union Security. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 4% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

- The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less

- The amount of any transfers or Surrenders out of the Guarantee Period.

CAN I TRANSFER FROM ONE INVESTMENT CHOICE TO ANOTHER?

Subject to the restrictions below, you may transfer Contract Value:

- From a Sub-Account to another Sub-Account;

- From a Sub-Account to a Guarantee Period;

- From a Guarantee Period to a Sub-Account;

- From a Guarantee Period to another Guarantee Period.

Transfers from a Guarantee Period may be subject to a Market Value Adjustment.

CAN I TRANSFER FROM ONE SUB-ACCOUNT TO ANOTHER?

You may make transfers between the Sub-Accounts offered in this Contract according to our policies and procedures as amended from time to time.

WHAT IS A SUB-ACCOUNT TRANSFER?

A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Contract Value among the underlying Funds available in your Contract.

You may transfer from one Sub-Account to another before and after the Annuity Commencement Date. Your transfer request will be processed on the day that it is received in good order as long as it is received on a Valuation Day before the end of any Valuation Day. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.

WHAT HAPPENS WHEN I REQUEST A SUB-ACCOUNT TRANSFER?

When you request a Sub-Account transfer, Hartford sells shares of the underlying Fund that makes up the Sub-Account you are transferring from and buys shares of the underlying Fund that makes up the Sub-Account you want to transfer into.

Each day, many Contract Owners request Sub-Account transfers. Some request transfers into a particular Sub-Account, and others request transfers out of a particular Sub-Account. In addition, each day some Contract Owners allocate new Premium Payments to Sub-Accounts, and others request Surrenders. Hartford combines all the requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determines how many shares of that Sub-Account's underlying Fund Hartford would need to sell to satisfy all Contract Owners' "transfer-out" requests. At the same time, Hartford also combines all the requests to transfer into a particular Sub-Account or new Premium Payments allocated to that Sub-Account and determines how many shares of that Sub-Account's underlying Fund Hartford would need to buy to satisfy all Contract Owners' "transfer-in" requests.

In addition, many of the underlying Funds that are available as investment options in Hartford's variable annuity products are also available as investment options in variable life insurance

16                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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policies, retirement plans, group funding agreements and other products offered by Hartford or our affiliates. Each day, investors and participants in these other products engage in transactions similar to the Sub-Account transfers described for variable annuity Contract Owners.

Hartford takes advantage of its size and available technology to combine the sales of a particular underlying Fund for many of the variable annuities, variable life insurance policies, retirement plans, group funding agreements or other products offered by Hartford. We also combine all the purchases of that particular underlying Fund for many of the products we offer. We then "net" those trades. This means that we sometimes reallocate shares of an underlying Fund within the accounts at Hartford rather than buy new shares or sell shares of the underlying Fund.

For example, if we combine all transfer-out requests and Surrenders of the Stock Fund Sub-Account with all other sales of that underlying Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by Hartford, want to purchase or transfer-in an amount equal to $300,000 of that Fund, then Hartford would send a sell order to the underlying Fund for $700,000, which is a $1 million sell order minus the purchase order of $300,000.

WHAT RESTRICTIONS ARE THERE ON MY ABILITY TO MAKE A SUB-ACCOUNT TRANSFER?

You should be aware that there are several important restrictions on your ability to make a Sub-Account transfer.

FIRST, YOU MAY MAKE ONLY ONE SUB-ACCOUNT TRANSFER EACH DAY. Hartford limits each Contract Owner to one Sub-Account Transfer each day. Hartford counts all Sub-Account transfer activity that occurs on any one day as one Sub-Account transfer, except you cannot transfer the same Contract Value more than once a day.

For example, if the only transfer you make on a day is a transfer of $10,000 from the Money Market Fund Sub-Account into another Sub-Account, it would count as one Sub-Account transfer. If, however, on a single day you transfer $10,000 out of the Money Market Fund Sub-Account into five other Sub-Accounts (dividing the $10,000 among the five other Sub-Accounts however you chose), that day's transfer activity would count as one Sub-Account transfer. Likewise, if on a single day you transferred $10,000 out of the Money Market Fund Sub-Account into ten other Sub-Accounts (dividing the $10,000 among the ten other Sub-Accounts however you chose), that day's transfer activity would count as one Sub-Account transfer. Conversely, if you have $10,000 in Contract Value distributed among 10 different Sub-Accounts and you request to transfer the Contract Value in all those Sub-Accounts into one Sub-Account, that would also count as one Sub-Account transfer.

However, you cannot transfer the same Contract Value more than once in one day. That means if you have $10,000 in the Money Market Fund Sub-Account and you transfer all $10,000 into the Stock Fund Sub-Account, on that same day you could not then transfer the $10,000 out of the Stock Fund Sub-Account into another Sub-Account.

SECOND, HARTFORD, AS THE ADMINISTRATOR FOR THE CONTRACTS ON BEHALF OF UNION SECURITY, HAS IMPLEMENTED POLICIES DESIGNED TO RESTRICT EXCESSIVE SUB-ACCOUNT TRANSFERS WHICH CAN ALSO AFFECT THOSE NOT ENGAGED IN THESE EXCESSIVE TRANSFERS. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, Hartford does not want you to purchase this Contract if you plan to engage in "market timing," which includes frequent transfer activity into and out of the same underlying Fund, or engaging in frequent Sub-Account transfers in order to exploit inefficiencies in the pricing of the underlying Fund. Even if you do not engage in market timing, certain Sub-Account restrictions may be imposed on you, as mentioned below.

Hartford attempts to curb frequent transfers in the following ways:

X   20 Transfer Rule; and

X   Abusive Transfer Policy.

THE 20 TRANSFER RULE -- Hartford employs the "20 Transfer Rule" to help curb frequent Sub-Account transfers. Under this policy, you are allowed to submit a total of 20 Sub-Account transfer requests each Contract Year for each Contract by any of the following methods: U.S. Mail, Voice Response Unit, Internet or telephone. Once these 20 Sub-Account transfers have been requested, you may submit any additional Sub-Account transfer requests only in writing by U.S. Mail or overnight delivery service. Transfer requests by telephone, voice recording unit, via the Internet or sent by same day mail or courier service will not be accepted. If you want to cancel a written Sub-Account transfer, you must also cancel it in writing by U.S. Mail or overnight delivery service. We will process the cancellation request as of the day we receive it in good order.

We actively monitor Contract Owners' compliance with this policy. We will send you a letter after your 10th Sub-Account transfer to remind you of our Sub-Account transfer policy. After your 20th transfer request, our computer system will not allow you to do another Sub-Account transfer by telephone, Voice Response Unit or via the Internet. You will be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.

Each Contract Anniversary, we reset your transfers to allow 20 new Sub-Account transfers by any means.

We may make changes to this policy at any time.

ABUSIVE TRANSFER POLICY -- Regardless of the number of Sub-Account transfers you have done under the 20 Transfer Rule, you still may have your Sub-Account transfer privileges restricted if you violate the Abusive Transfer Policy, which is designed to respond to market timing activity observed by the underlying Funds.

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Under the Abusive Transfer Policy, we rely on the underlying Funds to identify a pattern or frequency of Sub-Account transfers that the underlying Fund wants us to investigate. Most often, the underlying Fund will identify a particular day where it experienced a higher percentage of shares bought followed closely by a day where it experienced the almost identical percentage of shares sold. Once an underlying Fund contacts us, we run a report that identifies all Contract Owners who transferred in or out of that underlying Fund's Sub-Account on the day or days identified by the underlying Fund. We then review the Contracts on that list to determine whether transfer activity of each identified Contract violates our written Abusive Transfer Policy. We don't reveal the precise details of this policy to make it more difficult for abusive traders to adjust their behavior to escape detection under this procedure. We can tell you that we consider some or all of the following factors in our review:

- the dollar amount of the transfer;

- the total assets of the Funds involved in the transfer;

- the number of transfers completed in the current calendar quarter;

- whether the transfer is part of a pattern of transfers designed to take advantage of short term market fluctuations or market inefficiencies; or

- the policies and procedures of a potentially affected underlying Fund regarding frequent trading.

Separate Account investors could be precluded from purchasing Fund shares if we reach an impasse on the execution of Fund abusive trading instructions. In other words, an Underlying Fund complex could refuse to allow new purchases of shares by all Hartford variable product investors if we and the Fund complex can not reach a mutually acceptable agreement on how to treat an investor who, in the Fund's opinion, has violated the Fund's abusive trading restrictions.

If you meet the criteria established in our Abusive Transfer Policy, we will terminate your Sub-Account transfer privileges until your next Contract Anniversary, at which point your transfer privileges will be reinstated.

Since we combine all the purchases of a particular underlying Fund for all the products through net trades, the underlying Fund is unable to identify transfers of any specific Contract owner. As a result, there is the risk that the underlying Fund may not be able to identify abusive transfers.

Upon request by an underlying Fund, and subject to applicable law, we may provide the underlying Fund with the Tax Identification Number, and other identifying information contained in our records, of Contract Owners that engaged in Sub-Account transfers that resulted in our purchase, redemption, transfer or exchange of the shares of that underlying Fund.

ARE THERE ANY EXCEPTIONS TO THESE POLICIES?

INDIVIDUAL EXCEPTIONS. Except for the exceptions listed below, Hartford does not make any exceptions to its policies restricting frequent trading. This means that if you request to be excused from any of the policies and to be permitted to engage in a Sub-Account transfer that would violate any of these policies, Hartford will refuse your request.

SOME ESTABLISHED EXCEPTIONS. You should be aware, however, that the 20 Transfer Rule and the Abusive Transfer Policy do not apply in all circumstances, which we describe here:

- The 20 Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of an established asset allocation program or asset rebalancing program that rebalances a Contract Owner's holdings on a periodic, pre-established basis according to the prior written instructions of the Contract Owner or as part of a DCA program, including the DCA Plus program. That means that transfers that occur under these programs are not counted toward the 20 transfers allowed under the 20 Transfer Rule. We don't apply the 20 Transfer Rule to programs, like asset rebalancing, aset allocation and DCA programs, that allow Sub-Account transfers on a regularly scheduled basis because the underlying Funds expect these transfers and they usually do not represent the type of Sub-Account transfers that the underlying Funds find problematic.

- Many of the group variable annuities or group funding agreements are offered to retirement plans, and plan sponsors administer their plan according to Plan documents and administrative services agreements. If these retirement plan documents and administrative services agreements have no restrictions on Sub-Account transfers, then Hartford cannot apply the 20 Transfer Rule and may not be able to apply any other restriction on transfers. Hartford has been working with plan sponsors and plan administrators to ensure that any frequent transfer activity is identified and deterred. Hartford has had only limited success in this area. Frequent transfers by individuals or entities that occur in other investment or retirement products provided by Hartford could have the same abusive affect as frequent Sub-Account transfers done by Contract Owners of this Contract.

Other than these exceptions, the only other exceptions to the 20 Transfer Rule impose more restrictive limitations than the 20 Transfer Rule. For example, in Oregon, we have the contractual right to limit Sub-Account transfers to only one Sub-Account transfer every 30 days and to require that the transfer request be sent in writing. We currently do not enforce this right, but should we choose to do so, it would be an exception to the 20 Transfer Rule.

POSSIBILITY OF UNDETECTED FREQUENT TRADING IN THE UNDERLYING FUNDS. In addition to the exceptions we have just described, you should also be aware that there may be frequent trading in the underlying Funds that Hartford is not able to detect and prevent, which we describe here:

- There is a variable annuity that we offer that has no Contingent Deferred Sales Charge. We are aware that frequent traders have used this annuity in the past to engage in frequent Sub-Account transfers that does not violate the precise

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  terms of the 20 Transfer Rule. We believe that we have addressed this practice by closing all the international and global funds available in the annuity. However, we cannot always tell if there is frequent trading in this product.

- These policies apply only to individuals and entities that own this Contract and any subsequent or more recent versions of this Contract. However, the underlying Funds that make up the Sub-Accounts of this Contract are available for use with many different variable life insurance policies, variable annuity products and funding agreements, and they are offered directly to certain qualified retirement plans. Some of these products and plans may have less restrictive transfer rules or no transfer restrictions at all

HOW AM I AFFECTED BY FREQUENT SUB-ACCOUNT TRANSFERS?

Frequent Sub-Account transfers often result in frequent purchases and redemptions of shares of the underlying Fund. Frequent purchases and redemptions of the shares of the underlying Funds may increase your costs under this Contract and may also lower your Contract's overall performance. Your costs may increase because the underlying Fund will pass on any increase in fees related to the frequent purchase and redemption of the underlying Fund's stocks. There would also be administrative costs associated with these transactions.

Frequent transfers may also cause an underlying Fund to hold more cash than the underlying Fund would like to hold. A large cash position means that the underlying Fund will not be fully invested and may miss a rise in value of the securities that the Fund would have purchased. If the underlying Fund chooses not to hold a larger cash position, then it may have to sell securities that it would have otherwise like to have kept, in order to meet its redemption obligations. Both of these measures could result in lower performance of the underlying Fund, which in turn would result in lower overall performance of your Contract.

Because frequent transfers may raise the costs associated with this Contract and lower performance, the effect may be a lower Death Benefit paid to your Beneficiary or lower annuity payouts for your Payee.

WHAT IF A PROSPECTUS FOR THE UNDERLYING FUNDS HAS DIFFERENT POLICIES AND PROCEDURES REGARDING FREQUENT TRADING?

While the prospectuses for the underlying Funds may describe policies and procedures regarding frequent trading that may be different from those described in the variable annuity prospectus, the policies and procedures described in the variable annuity prospectus control how we administer Sub-Account transfers.

We will continue to monitor transfer activity and Hartford may modify these restrictions at any time.

POWER OF ATTORNEY -- You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.

TRANSFERS BETWEEN THE SUB-ACCOUNTS AND GUARANTEE PERIODS -- You may transfer from the Sub-Accounts to a Guarantee Period or from one Guarantee Period to another Guarantee Period. Transfers from a Guarantee Period are subject to a Market Value Adjustment if the transfer is:

- more than 15 days before or 15 days after the expiration of the existing Guarantee Period, or

- are not part of a formal Union Security program for the transfer of general account value.

The amount of any positive or negative Market Value Adjustment will be added or deducted from the transferred amount.

GENERAL ACCOUNT TRANSFER RESTRICTIONS -- We reserve the right to defer transfers from the general account for up to 6 months from the date of your request (a "transfer moratorium"). After any transfer, you must wait six months before moving Sub-Account Values back to a Guarantee Period in the general account. After the Annuity Commencement Date, you may not make transfers from the general account.

We generally intend to enforce these restrictions during periods of extreme volatility within the U.S. stock markets or when we have significant concerns about disintermediation. If we enforce this restriction:

- The last then effective Guarantee Period and guaranteed interest rate will remain in effect until the end of the transfer moratorium;

- The Market Value Adjustment will take into consideration the amount of time consumed by the transfer moratorium only with regard to the Guaranteed Period during which the transfer moratorium was declared; and

- Rates of interest that we will credit for the new Guaranteed Period will be automatically reset to the rate of interest we declare as of the conclusion of the transfer moratorium.

CHARGES AND FEES

The following charges and fees are associated with the Contract:

THE CONTINGENT DEFERRED SALES CHARGE

The Contingent Deferred Sales Charge covers some of the expenses relating to the sale and distribution of the Contract, including commissions paid to registered representatives and the cost of preparing sales literature and other promotional activities.

We assess a Contingent Deferred Sales Charge when you request a full or partial Surrender. The percentage of the Contingent Deferred Sales Charge is based on how long your Premium Payments have been in the Contract. The Contingent Deferred Sales Charge will not exceed the total amount of the Premium Payments made. Each Premium Payment has its own

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Contingent Deferred Sales Charge schedule. Premium Payments are Surrendered in the order in which they were received. The longer you leave your Premium Payments in the Contract, the lower the Contingent Deferred Sales Charge will be when you Surrender.

The Contingent Deferred Sales Charge is a percentage of the amount Surrendered and is equal to:

NUMBER OF YEARS FROM     CONTINGENT DEFERRED
   PREMIUM PAYMENT          SALES CHARGE
---------------------------------------------
          1                       7%
          2                       6%
          3                       5%
          4                       4%
          5                       3%
          6                       2%
          7                       1%
      8 or more                   0%

THE FOLLOWING SURRENDERS ARE NOT SUBJECT TO A CONTINGENT DEFERRED SALES
CHARGE:

- ANNUAL WITHDRAWAL AMOUNT -- During the first seven years from each Premium Payment, you may, each Contract Year, take partial Surrenders up to 10% of the total Premium Payments. If you do not take 10% one year, you may not take more than 10% the next year. These amounts are different for group unallocated Contracts and Contracts issued to a Charitable Remainder Trust.

- SURRENDERS MADE FROM PREMIUM PAYMENTS INVESTED FOR MORE THAN SEVEN YEARS -- After the seventh Contract Year, you may take the total of: (a) all Premium Payments held in your Contract for more than seven years, and (b) 10% of Premium Payments made during the last seven years and (c) all of your earnings.

UNDER THE FOLLOWING SITUATIONS, THE CONTINGENT DEFERRED SALES CHARGE IS
WAIVED:

- FOR REQUIRED MINIMUM DISTRIBUTIONS -- This allows Annuitants who are age 70 1/2 or older, with a Contract held under an Individual Retirement Account or 403(b) plan, to Surrender an amount equal to the Required Minimum Distribution for the Contract without a Contingent Deferred Sales Charge. All requests for Required Minimum Distributions must be in writing.

- ON OR AFTER THE ANNUITANT'S 90TH BIRTHDAY.

THE FOLLOWING SITUATIONS ARE NOT SUBJECT TO A CONTINGENT DEFERRED SALES
CHARGE:

- UPON DEATH OF THE ANNUITANT OR CONTRACT OWNER -- No Contingent Deferred Sales Charge will be deducted if the Annuitant or Contract Owner dies.

- UPON ANNUITIZATION -- The Contingent Deferred Sales Charge is not deducted when you annuitize the Contract. We will charge a Contingent Deferred Sales Charge if the Contract is fully Surrendered during the Contingent Deferred Sales Charge period under an Annuity Payout Option which allows Surrenders.

- FOR SUBSTANTIALLY EQUAL PERIODIC PAYMENTS -- We will waive the Contingent Deferred Sales Charge if you take part in a program for partial Surrenders where you receive a scheduled series of substantially equal periodic payments. Payments under this program must be made at least annually for your life (or your life expectancy) or the joint lives (or joint life expectancies) of you and your designated Beneficiary.

- UPON CANCELLATION DURING THE RIGHT TO CANCEL PERIOD.

MORTALITY AND EXPENSE RISK CHARGE

For assuming mortality and expense risks under the Contract, we deduct a daily charge at an annual rate of 1.25% of Sub-Account Value. The mortality and expense risk charge is broken into charges for mortality risks and an expense risk:

- MORTALITY RISK -- There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.

During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that actual mortality rates, in aggregate, may be lower than expected mortality rates.

- EXPENSE RISK -- We also bear an expense risk that the Contingent Deferred Sales Charges collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will NOT be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.

ADMINISTRATIVE CHARGE

For administration, we deduct a daily charge at the rate of 0.10% per year against all Contract Values held in the Separate Account during both the accumulation and annuity phases of the Contract. There is not necessarily a relationship between

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the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract; expenses may be more or less than the charge.

PREMIUM TAXES

We deduct Premium Taxes, if required, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality. Currently, the maximum rate charged by any state is 3.5% and 1% in Puerto Rico.

CHARGES AGAINST THE FUNDS

The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses.

DEATH BENEFIT

WHAT IS THE DEATH BENEFIT AND HOW IS IT CALCULATED?

The Death Benefit is the amount we will pay if the Contract Owner or Annuitant dies before the Annuity Commencement Date. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.

Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greatest of:

- The total Premium Payments you have made to us minus the dollar amount of any partial Surrenders; or

- The Contract Value of your Contract; or

- The Contract Value on the last Contract Seven Year Anniversary before the earlier of the date of death, or the Contract Owner's or the Annuitant's 75th birthday, minus the dollar amount of any partial Surrenders since that Seven Year Anniversary.

Your Contract's Seven Year Anniversary is the seventh anniversary of the date your Contract was issued, and each following seventh anniversary of that date.

HOW IS THE DEATH BENEFIT PAID?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.

If your Beneficiary elects to receive the Death Benefit amount as a lump sum payment, we may transfer that amount to our General Account and issue the Beneficiary a draftbook. The Beneficiary can write one draft for the total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. For Federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death Benefit amount to the General Account. The interest will be taxable in the tax year that it is credited. If the Beneficiary resides or the Contract was purchased in a state that imposes restrictions on this method of lump sum payment, we may issue a check to the Beneficiary.

The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company," to leave proceeds from the Death Benefit invested with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

REQUIRED DISTRIBUTIONS -- If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below. The Beneficiary can choose any Annuity Payout Option that results in complete Annuity Payout within five years.

If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.

If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

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WHAT SHOULD THE BENEFICIARY CONSIDER?

ALTERNATIVES TO THE REQUIRED DISTRIBUTIONS -- The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are NOT met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

SPOUSAL CONTRACT CONTINUATION -- If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract Continuation will only apply one time for each Contract.

SURRENDERS

WHAT KINDS OF SURRENDERS ARE AVAILABLE?

FULL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Contingent Deferred Sales Charge and Premium Taxes and adjusted for any positive or negative Market Value Adjustment. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.

PARTIAL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:

- The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and

- The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender. The minimum Contract Value in Texas must be $1,000 after the Surrender with no Premium Payments made during the prior two Contract Years.

HOW DO I REQUEST A SURRENDER?

Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation.

WRITTEN REQUESTS -- To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

- the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

- your tax withholding amount or percentage, if any, and

- your mailing address.

If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.

TELEPHONE REQUESTS -- To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. WE MAY MODIFY THE REQUIREMENTS FOR TELEPHONE REDEMPTIONS AT ANY TIME.

Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.

COMPLETING A POWER OF ATTORNEY FORM FOR ANOTHER PERSON TO ACT ON YOUR BEHALF MAY PREVENT YOU FROM MAKING SURRENDERS VIA TELEPHONE.

WHAT SHOULD BE CONSIDERED ABOUT TAXES?

There are certain tax consequences associated with Surrenders:

PRIOR TO AGE 59 1/2 -- If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

WE DO NOT MONITOR SURRENDER REQUESTS. TO DETERMINE WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT FEDERAL INCOME TAX PENALTY, PLEASE CONSULT YOUR PERSONAL TAX ADVISER.

MORE THAN ONE CONTRACT ISSUED IN THE SAME CALENDAR YEAR -- If you own more than one contract issued by us or our

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affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

INTERNAL REVENUE CODE SECTION 403(b) ANNUITIES -- As of December 31, 1988, all
section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are:
(a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2). Distributions prior to age 59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.

WE ENCOURAGE YOU TO CONSULT WITH YOUR QUALIFIED TAX ADVISER BEFORE MAKING ANY SURRENDERS. PLEASE SEE THE "FEDERAL TAX CONSIDERATIONS" SECTION FOR MORE INFORMATION.

ANNUITY PAYOUTS

THIS SECTION DESCRIBES WHAT HAPPENS WHEN WE BEGIN TO MAKE REGULAR ANNUITY PAYOUTS FROM YOUR CONTRACT. YOU, AS THE CONTRACT OWNER, SHOULD ANSWER FIVE
QUESTIONS:

- When do you want Annuity Payouts to begin?

- Which Annuity Payout Option do you want to use?

- How often do you want to receive Annuity Payouts?

- What level of Assumed Investment Return should you choose?

- Do you want Annuity Payouts to be fixed or variable or a combination?

Please check with your Registered Representative to select the Annuity Payout Option that best meets your income needs.

1. WHEN DO YOU WANT ANNUITY PAYOUTS TO BEGIN?

You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 90th birthday, subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the end of the 2nd Contract Year. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.

2. WHICH ANNUITY PAYOUT OPTION DO YOU WANT TO USE?

Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.

LIFE ANNUITY

We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.

JOINT AND FULL SURVIVOR LIFE ANNUITY

We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the Contract Owner until that second Annuitant dies.

JOINT AND 1/2 CONTINGENT SURVIVOR LIFE ANNUITY

We make Payouts as long as both the Annuitant and Joint Annuitant are alive. If the Annuitant dies first, we will make Payouts equal to 1/2 the original payout. If the Joint Annuitant dies first, we will continue to make Payouts at the full amount.

We may offer other Annuity Payout Options available.

IMPORTANT INFORMATION:

- YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYOUTS BEGIN.

- For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the

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  time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.

- AUTOMATIC ANNUITY PAYOUTS -- If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

3. HOW OFTEN DO YOU WANT THE PAYEE TO RECEIVE ANNUITY PAYOUTS?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

- monthly,

- quarterly,

- semiannually, or

- annually.

Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

WHAT IS THE ASSUMED INVESTMENT RETURN?

The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 4%.

For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.

Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.

DO YOU WANT FIXED DOLLAR AMOUNT OR VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS OR A COMBINATION OF BOTH?

You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.

FIXED DOLLAR AMOUNT ANNUITY PAYOUTS -- Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.

VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS -- A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.

The dollar amount of the first variable Annuity Payout depends on:

- the Annuity Payout Option chosen,

- the Annuitant's attained age and gender (if applicable), and,

- the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table

- the Assumed Investment Return

The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.

The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of:

Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.

The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit Factor, multiplied by the Annuity Unit Value for the preceding Valuation Period. The Annuity Unit Factor for a 4% AIR is 0.999893%.

COMBINATION ANNUITY PAYOUTS -- You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs.

TRANSFER OF ANNUITY UNITS -- After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the

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number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with our Sub-Account transfer restriction policies. For more information on Sub-Account transfer restrictions please see the sub-section entitled "Can I transfer from one Sub-Account to another?" under the section entitled "The Contract."

OTHER PROGRAMS AVAILABLE

We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program. If you are enrolled in any of these programs while a Fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Contract Value invested in such underlying Fund will be transferred automatically to the designated surviving Fund in the case of mergers and any available Money Market Fund in the case of Fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving Fund or a Money Market Fund for any continued and future investments.

INVESTEASE(R) -- InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract.

AUTOMATIC INCOME PROGRAM -- The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis.

ASSET ALLOCATION PROGRAM -- Asset Allocation is a program that allows you to choose an allocation for your Sub-Accounts to help you reach your investment goals. The Contract offers model allocations with pre-selected Sub-Accounts and percentages that have been established for each type of investor ranging from conservative to aggressive. Over time, Sub-Account performance may cause your Contract's allocation percentages to change, but under the Asset Allocation Program, your Sub-Account allocations are rebalanced to the percentages in the current model you have chosen. You can transfer freely between allocation models up to twelve times per year. You can also allocate a portion of your investment to Sub-Accounts that may not be part of the model. You can only participate in one asset allocation model at a time.

ASSET REBALANCING -- Asset Rebalancing is another type of asset allocation program in which you customize your Sub-Accounts to meet your investment needs. You select the Sub-Accounts and the percentages you want allocated to each Sub-Account. Based on the frequency you select, your model will automatically rebalance to the original percentages chosen. You can transfer freely between models up to twelve times per year. You can also allocate a portion of your investment to Sub-Accounts that are not part of the model. You can only participate in one asset rebalancing model at a time.

OTHER INFORMATION

ASSIGNMENT -- A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.

A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.

CONTRACT MODIFICATION -- The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.

HOW CONTRACTS ARE SOLD -- Woodbury Financial Services ("WFS") serves as principal underwriter for the Contracts which are offered on a continuous basis. WFS is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer and is a member of the NASD. The principal business address of WFS is 500 Bielenberg Drive, Woodbury, MN 55125.

Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with Woodbury. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by,

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among other things, administrative service fees received from Fund complexes).

Commissions -- We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your Registered Representative may be compensated on a fee for services and/or commission basis.

We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your Registered Representative is associated with. Your Registered Representative's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Registered Representatives may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your Registered Representative may also vary depending on the particular arrangements between your Registered Representative and their Financial Intermediary. We are not involved in determining your Registered Representative's compensation. You are encouraged to ask your Registered Representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.

Additional Payments -- In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and information relating to our variable products; (3) expense allowances and reimbursements; (4) override payments and bonuses; (5) personnel education or training; (6) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (7) shareholder services, including sub-accounting and the preparation of account statements and other communications.

We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.

Consistent with NASD Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts (not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition; (5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to NASD rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than NASD rules.

Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the Registered Representative and/or Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option. For the fiscal year ended December 31, 2005, Additional Payments did not in the aggregate exceed approximately $62,000 (excluding incidental corporate-sponsorship related perquisites).

As of December 31, 2005, we have entered into arrangements to make Additional Payments to the following Financial Intermediaries: Advantage Capital Corporation, FSC Securities Corporation, Royal Alliance Associates, Sentra Securities Corporation, Spelman & Company, and SunAmerica Securities (collectively, the "AUG Advisors Group").

Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by NASD Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing. You are encouraged to review the prospectus for each Fund for any other compensation arrangements pertaining to the distribution of Fund shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of Union Security Life Insurance Company of New York as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 included in this Registration Statement have been audited by PricewaterhouseCoopers LLP and are included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal business address of PricewaterhouseCoopers LLP is 225 South Sixth Street, Suite 1400, Minneapolis, MN 55402.

LEGAL MATTERS

There are no material legal proceedings pending to which the Separate Account is a party.

Counsel with respect to federal laws and regulations applicable to the issue and sale of the Contracts and with respect to New York law is Douglas Lowe, corporate counsel, Union Security

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Life Insurance Company of New York, 576 Bielenberg Drive, Woodbury, MN 55125.

MORE INFORMATION

You may call your Registered Representative if you have any questions or write or call us at the address below:

Hartford Life Insurance Company
Attn: Investment Product Services
P.O. Box 5085
Hartford, Connecticut 06102-5085

Telephone:   1-800-862-6668 (Contract Owners)
             1-800-862-7155 (Registered Representatives)

FINANCIAL STATEMENTS

You can find financial statements of the Separate Account and Union Security in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.

FEDERAL TAX CONSIDERATIONS

A. INTRODUCTION

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Code, Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. citizens or residents.

This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, this discussion does not address many of the tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. TAXATION OF UNION SECURITY AND THE SEPARATE ACCOUNT

The Separate Account is taxed as part of Union Security which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on the assets of the Separate Account are reinvested and are taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract

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Currently, no taxes are due on interest, dividends and short-term or long-term capital gain earned by the Separate Account with respect to the Contracts. Union Security is entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you since Union Security is the owner of the assets from which the tax benefits are derived.

C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED PLANS

Section 72 of the Code governs the taxation of annuities in general.

  1.  NON-NATURAL PERSONS AS OWNERS

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Contract Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:

- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

- A contract acquired by the estate of a decedent by reason of such decedent's death,

- Certain contracts acquired with respect to tax-qualified retirement arrangements,

- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or

- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

  2.  OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

     A.  DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

   i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.

  ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Contract value (determined without regard to surrender charges) is an appropriate measure. However, the IRS could take the position that the value should be the current Contract value (determined without regard to surrender charges) increased by some measure of the value of certain future benefits.

 iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

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  iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

   v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

  vi. In general, any amount actually received under the Contract as a Death Benefit, including any optional Death Benefits, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. As a result, we believe that for federal tax purposes any optional Death Benefits should be treated as an integral part of the Contract's benefits (i.e., as an investment protection benefit) and that any charges under the Contract for any optional Death Benefits should not be treated as an amount received by the Contract Owner for purposes of this subparagraph a. However, it is possible that the IRS could take a contrary position that some or all of these charges for any optional Death Benefits should be treated for federal tax purposes as an amount received under the Contract (e.g., as an amount distributed from the Contract to pay for an additional benefit that should be treated as a benefit that is being provided by a separate contract for tax purposes, i.e., by a separate contract that is not part of the annuity Contract for tax purposes).

     B.  DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

   i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

  ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

 iii. Generally, nonperiodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

     C.  AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(11) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

     D.  10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY
         PAYMENTS.

   i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

  ii. The 10% penalty tax will not apply to the following distributions:

     1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

     2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

     3.  Distributions attributable to a recipient's becoming disabled.

     4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary). In determining whether a payment stream

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         designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits.

     5. Distributions made under certain annuities issued in connection with structured settlement agreements.

     6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

     E. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

     F.  REQUIRED DISTRIBUTIONS.

   i. Death of Contract Owner or Primary Annuitant

      Subject to the alternative election or spouse beneficiary provisions in ii or iii below:

     1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

     2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

     3.  If the Contract Owner is not an individual, then for purposes of 1. or
         2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

  ii. Alternative Election to Satisfy Distribution Requirements

      If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.

 iii. Spouse Beneficiary

      If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.

     G.  ADDITION OF RIDER OR MATERIAL CHANGE.

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into, for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

     H.  PARTIAL EXCHANGES.

The IRS in Rev. Rul. 2003-76 has confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering (1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Accordingly, we advise

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you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.

  3.  DIVERSIFICATION REQUIREMENTS.

The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or underlying fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.

The Treasury Department's diversification regulations under Code Section 817(h) require, among other things, that:

- no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,

- no more than 70% is represented by any two investments,

- no more than 80% is represented by any three investments and

- no more than 90% is represented by any four investments.

In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.

A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to pay the tax due for the period during which the diversification requirements were not met.

We monitor the diversification of investments in the separate accounts and test for diversification as required by the Code. We intend to administer all contracts subject to the diversification requirements in a manner that will maintain adequate diversification.

  4.  TAX OWNERSHIP OF THE ASSETS IN THE SEPARATE ACCOUNT.

In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the "owner" of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the "tax owner" of certain separate account assets, income and gain from such assets would be includable in the variable contract owner's gross income. The Treasury Department indicated in 1986 that, in regulations or revenue rulings under Code Section 817(d) (relating to the definition of a variable contract), it would provide guidance on the extent to which contract owners may direct their investments to particular subaccounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.

For instance, the IRS in Rev. Rul. 2003-92 reiterated its position in prior rulings that, where shares in a fund offered in an insurer's separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such shares can be purchased directly by the general public or others without going through such a variable contract), such "public availability" means that such shares should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such shares directly (without going through the variable contract). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer's variable contracts or by other permitted entities.

The IRS in Rev. Rul. 2003-91 also indicated that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the underlying fund assets. The ruling does not specify the number of fund options, if any, that may prevent a variable contract owner from receiving favorable tax treatment. As a result, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.

D. FEDERAL INCOME TAX WITHHOLDING

The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:

     1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are

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         required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

     2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is subject to federal income tax withholding as if the recipient were married claiming 3 exemptions, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested.

Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit the tax to the IRS.

E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to Appendix I for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. If withholding tax applies, we are required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.

G. ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS

ANY AMOUNT PAYABLE UPON A CONTRACT OWNER'S DEATH, WHETHER BEFORE OR AFTER THE ANNUITY COMMENCEMENT DATE, IS GENERALLY INCLUDABLE IN THE CONTRACT OWNER'S ESTATE FOR FEDERAL ESTATE TAX PURPOSES. SIMILARLY, PRIOR TO THE CONTRACT OWNER'S DEATH, THE PAYMENT OF ANY AMOUNT FROM THE CONTRACT, OR THE TRANSFER OF ANY INTEREST IN THE CONTRACT, TO A BENEFICIARY OR OTHER PERSON FOR LESS THAN ADEQUATE CONSIDERATION MAY HAVE FEDERAL GIFT TAX CONSEQUENCES. IN ADDITION, ANY TRANSFER TO, OR DESIGNATION OF, A NON-SPOUSE BENEFICIARY WHO EITHER IS (1) 37 1/2 OR MORE YEARS YOUNGER THAN A CONTRACT OWNER OR (2) A GRANDCHILD (OR MORE REMOTE FURTHER DESCENDENT) OF A CONTRACT OWNER MAY HAVE FEDERAL GENERATION-SKIPPING-TRANSFER ("GST") TAX CONSEQUENCES UNDER CODE SECTION 2601. REGULATIONS UNDER CODE SECTION 2662 MAY REQUIRE US TO DEDUCT ANY SUCH GST TAX FROM YOUR CONTRACT, OR FROM ANY APPLICABLE PAYMENT, AND PAY IT DIRECTLY TO THE IRS. HOWEVER, ANY FEDERAL ESTATE, GIFT OR GST TAX PAYMENT WITH RESPECT TO A CONTRACT COULD PRODUCE AN OFFSETTING INCOME TAX DEDUCTION FOR A BENEFICIARY OR TRANSFEREE UNDER CODE SECTION 691(C) (PARTIALLY OFFSETTING SUCH FEDERAL ESTATE OR GST TAX) OR A BASIS INCREASE FOR A BENEFICIARY OR TRANSFEREE UNDER CODE
SECTION 691(C) OR SECTION 1015(D). IN ADDITION, AS INDICATED ABOVE IN "DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE," THE TRANSFER OF A CONTRACT FOR LESS THAN ADEQUATE CONSIDERATION DURING THE CONTRACT OWNER'S LIFETIME GENERALLY IS TREATED AS PRODUCING AN AMOUNT RECEIVED BY SUCH CONTRACT OWNER THAT IS SUBJECT TO BOTH INCOME TAX AND THE 10% PENALTY TAX. TO THE EXTENT THAT SUCH AN AMOUNT DEEMED RECEIVED CAUSES AN AMOUNT TO BE INCLUDABLE CURRENTLY IN SUCH CONTRACT OWNER'S GROSS INCOME, THIS SAME INCOME AMOUNT COULD PRODUCE A CORRESPONDING INCREASE IN SUCH CONTRACT OWNER'S TAX BASIS FOR SUCH CONTRACT THAT IS CARRIED OVER TO THE TRANSFEREE'S TAX BASIS FOR SUCH CONTRACT UNDER CODE
SECTION 72(E)(4)(C)(III) AND SECTION 1015.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts, accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the

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tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider whether the Contract is a suitable investment if you are investing through a Qualified Plan.

THE FOLLOWING IS ONLY A GENERAL DISCUSSION ABOUT TYPES OF QUALIFIED PLANS FOR WHICH THE CONTRACTS MAY BE AVAILABLE. WE ARE NOT THE PLAN ADMINISTRATOR FOR ANY QUALIFIED PLAN. THE PLAN ADMINISTRATOR OR CUSTODIAN, WHICHEVER IS APPLICABLE, (BUT NOT US) IS RESPONSIBLE FOR ALL PLAN ADMINISTRATIVE DUTIES INCLUDING, BUT NOT LIMITED TO, NOTIFICATION OF DISTRIBUTION OPTIONS, DISBURSEMENT OF PLAN BENEFITS, HANDLING ANY PROCESSING AND ADMINISTRATION OF QUALIFIED PLAN LOANS, COMPLIANCE REGULATORY REQUIREMENTS AND FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS FROM THE PLAN TO PLAN PARTICIPANTS AND, IF APPLICABLE, BENEFICIARIES OF PLAN PARTICIPANTS AND IRA CONTRIBUTIONS FROM PLAN PARTICIPANTS. OUR ADMINISTRATIVE DUTIES ARE LIMITED TO ADMINISTRATION OF THE CONTRACT AND ANY DISBURSEMENTS OF ANY CONTRACT BENEFITS TO THE OWNER, ANNUITANT OR BENEFICIARY OF THE CONTRACT, AS APPLICABLE. OUR TAX REPORTING RESPONSIBILITY IS LIMITED TO FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS TO THE APPLICABLE PAYEE AND IRA CONTRIBUTIONS FROM THE OWNER OF A CONTRACT, AS RECORDED ON OUR BOOKS AND RECORDS. IF YOU ARE PURCHASING A QUALIFIED CONTRACT, YOU SHOULD CONSULT WITH YOUR PLAN ADMINISTRATOR AND/OR A QUALIFIED TAX ADVISER. YOU ALSO SHOULD CONSULT WITH A QUALIFIED TAX ADVISER AND/OR PLAN ADMINISTRATOR BEFORE YOU WITHDRAW ANY PORTION OF YOUR CONTRACT VALUE.

The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.

We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.

1. INDIVIDUAL RETIREMENT ANNUITIES ("IRAs")

In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A , SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

TRADITIONAL IRAs Traditional IRAs are subject to limits on the amounts that may be contributed each year (which contribution limits are scheduled to increase over the next several years), the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 70 1/2 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into your Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plan if the distribution is not transferred directly to your Traditional IRA.

IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a death benefit that equals the greater of the premiums paid or the contract's cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

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SEP IRAs Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer, employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

SIMPLE IRAs The Savings Incentive Match Plan for Employees of Small Employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.

If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.

ROTH IRAs Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract Owner's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA may convert a Traditional IRA into a Roth IRA under certain circumstances. The conversion of a Traditional IRA to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax. In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA and under limited circumstances, as indicated below. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

2. QUALIFIED PENSION OR PROFIT-SHARING PLAN OR SECTION 401(k) PLAN

Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.

In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefit once RMDs begin, and

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Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

3. TAX SHELTERED ANNUITY UNDER SECTION 403(b)  ("TSA")

Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code
Section 501(c)(3) to purchase a "tax-sheltered annuity" contract ("TSA") and, subject to certain limitations, exclude employer contributions to a TSA from such an employee's gross income. Generally, such contributions may not exceed the lesser of an annual dollar limit (e.g., $44,000 in 2006) or 100% of the employee's "includable compensation" for his most recent full year of service, subject to other adjustments. Special provisions may allow certain employees to elect a different overall limitation.

A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:

   a. after the employee reaches age 59 1/2;

   b. upon the employee's separation from service;

   c. upon the employee's death or disability; or

   d. in the case of hardship (and in the case of hardship, any income attributable to such contributions may not be distributed).

Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below.

4. DEFERRED COMPENSATION PLANS UNDER SECTION 457 ("SECTION 457 PLANS")

Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code
Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. In addition, under Code Section 457(d) a
Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70 1/2, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).

All of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. However, where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer's general creditors.

5. TAXATION OF AMOUNTS RECEIVED FROM QUALIFIED PLANS

Except under certain circumstances in the case of Roth IRAs, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.

For non-periodic amounts from certain Qualified Contracts or Plans, Code
Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instances, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below. Accordingly, you are advised to consult with a qualified tax adviser before taking or

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receiving any amount (including a loan) from a Qualified Contract or Plan.

6. PENALTY TAXES FOR QUALIFIED PLANS

Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Penalty taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.

a. PENALTY TAXES ON PREMATURE DISTRIBUTIONS Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59 1/2. However, this 10% penalty tax does not apply to a distribution that is either:

- made to a beneficiary (or to the employee's estate) on or after the employee's death;

- attributable to the employee's becoming disabled under Code Section 72(m)(7);

- part of a series of substantially equal periodic payments (not less frequently than annually -- "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;

- (except for IRAs) made to an employee after separation from service after reaching age 55; or

- not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year.

In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

- made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

- not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or

- for a qualified first-time home buyer and meets the requirements of Code
  Section 72(t)(8).

If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied RETROACTIVELY TO ALL THE PRIOR PERIODIC PAYMENTS (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.

b. RMDS AND 50% PENALTY TAX If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.

An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:

- the calendar year in which the individual attains age 70 1/2, or

- (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over --

(a) the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or

(b) over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.

If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 70 1/2.

If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger

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annual RMD amount. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.

7. TAX WITHHOLDING FOR QUALIFIED PLANS

Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" (described below in "ROLLOVER DISTRIBUTIONS"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "ROLLOVER DISTRIBUTIONS"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."

Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens or resident aliens of the United States.

Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.

8. ROLLOVER DISTRIBUTIONS

The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan fiduciaries (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.

For instance, generally any amount can be transferred directly from one type of Qualified Plan (e.g., a TSA) to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transferor Plan (e.g., a TSA that is subject to the same kinds of salary reduction restrictions). Such a "direct transfer" between the same kind of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.

By contrast, an amount distributed from one type of Plan (e.g., a TSA) into a different type of Plan (e.g., a Traditional IRA) generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan fiduciary) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan fiduciary by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a "60-day rollover" by the recipient.

Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan.

However, an "eligible rollover distribution" does not include any distribution that is either:

   a. an RMD amount;

   b. one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

   c. any distribution made upon hardship of the employee.

Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c), 403(b)(8) and 457(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         37

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that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a "predecessor" Qualified Plan.

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse), Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS.

9. QUALIFIED HURRICANE RELIEF

The Katrina Emergency Tax Relief Act of 2005 ("KETRA"), signed by the President on September 23, 2005, contains several provisions regarding distributions from qualified plans for participants who were affected by Hurricane Katrina. Generally, KETRA allows eligible persons to take distributions from their retirement plans without being subject to the 10% penalty on early distributions and permits the income portion of such distribution to be included in taxable income ratably over a three-year period. KETRA also allows such distributed amounts to be recontributed to the retirement plan within three years and such re-contribution will be treated as a rollover contribution, thus avoiding taxation of the distributed amounts. The total amount of qualified KETRA distributions that an eligible person may receive from all qualified plans is limited to $100,000. KETRA also provides relief for certain qualified plan withdrawals made in connection with home purchases which were cancelled because of Hurricane Katrina and modifies the qualified plan loan rules for certain loans taken by eligible persons. These qualified plan provisions of KETRA were extended to certain victims of Hurricanes Rita and Wilma through the enactment of the Gulf Opportunity Zone Act signed by the President on December 21, 2005. The IRS is preparing further guidance regarding these relief provisions for the victims of the Hurricanes and is drafting Form 8915 for use by eligible persons for reporting qualified plan distributions and determining the amount to be included in taxable income. You should check the IRS's web site to determine if your residence was in an area of hurricane impact which entitles you to the relief being sought. KETRA and the Gulf Opportunity Zone Act contain tax relief provisions in addition to the qualified plan provisions described above and the IRS has designated areas in the hurricane impacted states for different types of tax relief.

38                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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ACCUMULATION UNIT VALUES

(FOR AN ACCUMULATION UNIT OUTSTANDING THROUGHOUT THE PERIOD)

The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.

The table below shows the Accumulation Unit Value of each Sub-Account.

                                                                           AS OF DECEMBER 31,
SUB-ACCOUNT                                2005     2004     2003    2002     2001    2000     1999     1998    1997     1996
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------
HARTFORD ADVISERS HLS FUND
    Accumulation Unit Value at beginning
      of period                            $3.578   $3.495   $2.990  $3.515   $3.737  $3.816   $3.498   $2.844  $2.315   $2.167
    Accumulation Unit Value at end of
      period                               $3.785   $3.578   $3.495  $2.990   $3.515  $3.737   $3.816   $3.498  $2.844   $2.315
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                              224      369      580     637      802     923      798      867     543       63
HARTFORD BLUE CHIP STOCK HLS FUND
    Accumulation Unit Value at beginning
      of period                           $17.917  $16.676  $13.072 $17.526  $20.758 $21.571  $18.238  $14.429 $11.520  $10.000
    Accumulation Unit Value at end of
      period                              $18.710  $17.917  $16.676 $13.072  $17.526 $20.758  $21.571  $18.238 $14.429  $11.520
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                              102      147      183     215      304     325      256      175     101       30
HARTFORD CAPITAL APPRECIATION HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.657   $1.407   $1.000      --       --      --       --       --      --       --
    Accumulation Unit Value at end of
      period                               $1.889   $1.657   $1.407      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               94      100       13      --       --      --       --       --      --       --
HARTFORD CAPITAL OPPORTUNITIES HLS FUND
    Accumulation Unit Value at beginning
      of period                            $6.310   $5.818   $4.630  $6.595   $8.754 $10.000       --       --      --       --
    Accumulation Unit Value at end of
      period                               $6.212   $6.310   $5.818  $4.630   $6.595  $8.754       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               21       22       23      23       45       3       --       --      --       --
HARTFORD DISCIPLINED EQUITY HLS FUND
    Accumulation Unit Value at beginning
      of period                           $22.219  $20.774  $16.345 $21.989  $24.231 $26.030  $21.657  $18.337 $15.468  $13.675
    Accumulation Unit Value at end of
      period                              $23.363  $22.219  $20.774 $16.345  $21.989 $24.231  $26.030  $21.657 $18.337  $15.468
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               93      127      197     262      133     390      405      326     138       14
HARTFORD DIVIDEND AND GROWTH HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.302       --       --      --       --      --       --       --      --       --(a)
    Accumulation Unit Value at end of
      period                               $1.363       --       --      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               24       --       --      --       --      --       --       --      --       --
HARTFORD EQUITY INCOME HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.172       --       --      --       --      --       --       --      --       --(a)
    Accumulation Unit Value at end of
      period                               $1.199       --       --      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                                2       --       --      --       --      --       --       --      --       --
HARTFORD FOCUS HLS FUND
    Accumulation Unit Value at beginning
      of period                            $0.991       --       --      --       --      --       --       --      --       --(a)
    Accumulation Unit Value at end of
      period                               $1.073       --       --      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               --       --       --      --       --      --       --       --      --       --
HARTFORD GLOBAL ADVISERS HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.123       --       --      --       --      --       --       --      --       --(a)
    Accumulation Unit Value at end of
      period                               $1.184       --       --      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               --       --       --      --       --      --       --       --      --       --

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         39

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                                                                           AS OF DECEMBER 31,
SUB-ACCOUNT                                2005     2004     2003    2002     2001    2000     1999     1998    1997     1996
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------
HARTFORD GLOBAL LEADERS HLS FUND
    Accumulation Unit Value at beginning
      of period                           $25.446  $21.640  $16.178 $20.373  $24.754 $26.998  $18.199  $13.847 $18.510  $17.688
    Accumulation Unit Value at end of
      period                              $25.755  $25.446  $21.640 $16.178  $20.373 $24.754  $26.998  $18.199 $13.847  $18.510
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               32       41       49      69       86      75       54       41      21        9
  HARTFORD GROWTH HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.228       --       --      --       --      --       --       --      --       --(a)
    Accumulation Unit Value at end of
      period                               $1.289       --       --      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               23       --       --      --       --      --       --       --      --       --
  HARTFORD GROWTH OPPORTUNITIES HLS FUND
    Accumulation Unit Value at beginning
      of period                            $5.416   $4.684   $3.302  $4.626   $6.079  $5.925   $3.870   $3.296  $2.972   $2.840
    Accumulation Unit Value at end of
      period                               $6.214   $5.416   $4.684  $3.302   $4.626  $6.079   $5.925   $3.870  $3.296   $2.972
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                              195      256      291     424      560     603      594      342     197       89
  HARTFORD HIGH YIELD HLS FUND
    Accumulation Unit Value at beginning
      of period                           $13.923  $13.139  $10.811 $11.763  $11.611 $11.649  $11.276  $10.913 $11.928  $11.264
    Accumulation Unit Value at end of
      period                              $14.028  $13.923  $13.139 $10.811  $11.763 $11.611  $11.649  $11.276 $10.913  $11.928
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               47       66       72      96      117     121      143      133      47       10
  HARTFORD INDEX HLS FUND
    Accumulation Unit Value at beginning
      of period                           $18.051  $16.574  $13.111 $17.136  $19.807 $22.185  $18.662  $14.771 $11.290  $10.000
    Accumulation Unit Value at end of
      period                              $18.611  $18.051  $16.574 $13.111  $17.136 $19.807  $22.185  $18.662 $14.771  $11.290
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               95      154      284     400      545     590      560      385      97        5
  HARTFORD INTERNATIONAL CAPITAL
    APPRECIATION HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.179       --       --      --       --      --       --       --      --       --(a)
    Accumulation Unit Value at end of
      period                               $1.343       --       --      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                                3       --       --      --       --      --       --       --      --       --
  HARTFORD INTERNATIONAL OPPORTUNITIES
    HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.572   $1.349   $1.000      --       --      --       --       --      --       --
    Accumulation Unit Value at end of
      period                               $1.777   $1.572   $1.349      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                              239      311      383      --       --      --       --       --      --       --
  HARTFORD INTERNATIONAL SMALL COMPANY
    HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.555       --       --      --       --      --       --       --      --       --(a)
    Accumulation Unit Value at end of
      period                               $1.791       --       --      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                                3       --       --      --       --      --       --       --      --       --
  HARTFORD INTERNATIONAL STOCK HLS FUND
    Accumulation Unit Value at beginning
      of period                           $17.056  $14.992  $11.688 $13.126  $17.572 $19.711  $16.113  $14.022 $12.691  $11.706
    Accumulation Unit Value at end of
      period                              $18.745  $17.056  $14.992 $11.688  $13.126 $17.572  $19.711  $16.113 $14.022  $12.691
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               38       49       70     104      159     121       99       76      36       10

40                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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                                                                           AS OF DECEMBER 31,
SUB-ACCOUNT                                2005     2004     2003    2002     2001    2000     1999     1998    1997     1996
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------
HARTFORD LARGECAP GROWTH HLS FUND
    Accumulation Unit Value at beginning
      of period                            $9.142   $8.308   $6.823 $10.029  $11.946 $14.754  $11.755  $10.000      --       --
    Accumulation Unit Value at end of
      period                               $9.109   $9.142   $8.308  $6.823  $10.029 $11.946  $14.754  $11.755      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               81      142      210     228      283     279      201       69      --       --
  HARTFORD MIDCAP STOCK HLS FUND
    Accumulation Unit Value at beginning
      of period                           $13.192  $11.850   $9.165 $10.685  $11.303 $10.538   $9.625  $10.000      --       --
    Accumulation Unit Value at end of
      period                              $13.606  $13.192  $11.850  $9.165  $10.685 $11.303  $10.538   $9.625      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               54       80       87      78       87      65       39       17      --       --
  HARTFORD MONEY MARKET HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.690   $1.697   $1.707  $1.705   $1.664  $1.590   $1.536   $1.479  $1.424   $1.384
    Accumulation Unit Value at end of
      period                               $1.715   $1.690   $1.697  $1.707   $1.705  $1.664   $1.590   $1.536  $1.479   $1.424
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                              128      165      332     740    1,093     696      798      319     171       32
  HARTFORD MORTGAGE SECURITIES HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.308       --       --      --       --      --       --       --      --       --(a)
    Accumulation Unit Value at end of
      period                               $1.307       --       --      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               --       --       --      --       --      --       --       --      --       --
  HARTFORD SMALLCAP GROWTH HLS FUND
    Accumulation Unit Value at beginning
      of period                           $25.523  $22.412  $15.138 $21.561  $27.382 $32.680  $15.829  $13.241 $13.233  $14.475
    Accumulation Unit Value at end of
      period                              $27.956  $25.523  $22.412 $15.138  $21.561 $27.382  $32.680  $15.829 $13.241  $13.233
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               36       50       60      84      133     136      121       88      46        9
  HARTFORD SMALLCAP VALUE HLS FUND
    Accumulation Unit Value at beginning
      of period                           $20.500  $18.230  $13.345 $15.945  $13.357 $10.659   $9.367  $10.000      --       --
    Accumulation Unit Value at end of
      period                              $21.867  $20.500  $18.230 $13.345  $15.945 $13.357  $10.659   $9.367      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               72      102      116     109      177      79       54       12      --       --
  HARTFORD STOCK HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.307   $1.271   $1.000      --       --      --       --       --      --       --
    Accumulation Unit Value at end of
      period                               $1.413   $1.307   $1.271      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                              191      184      193      --       --      --       --       --      --       --
  HARTFORD TOTAL RETURN BOND HLS FUND
    Accumulation Unit Value at beginning
      of period                            $2.660   $2.577   $2.422  $2.230   $2.080  $1.882   $1.947   $1.825  $1.661   $1.708
    Accumulation Unit Value at end of
      period                               $2.688   $2.660   $2.577  $2.422   $2.230  $2.080   $1.882   $1.947  $1.825   $1.661
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                              421      679      580   1,118      758     684      757      598     149       21
  HARTFORD U.S. GOVERNMENT SECURITIES
    HLS FUND
    Accumulation Unit Value at beginning
      of period                           $23.118  $22.957  $22.780 $20.852  $19.655 $17.823  $18.421  $17.150 $15.935  $15.192
    Accumulation Unit Value at end of
      period                              $23.162  $23.118  $22.957 $22.780  $20.852 $19.655  $17.823  $18.421 $17.150  $15.935
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               32       44       75     150      108      92       72       71      13        1
  HARTFORD VALUE HLS FUND
    Accumulation Unit Value at beginning
      of period                            $1.081       --       --      --       --      --       --       --      --       --(a)
    Accumulation Unit Value at end of
      period                               $1.131       --       --      --       --      --       --       --      --       --
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                                3       --       --      --       --      --       --       --      --       --
  HARTFORD VALUE OPPORTUNITIES HLS FUND
    Accumulation Unit Value at beginning
      of period                           $21.687  $18.492  $13.211 $17.843  $18.559 $15.875  $14.768  $13.652 $11.049  $10.000
    Accumulation Unit Value at end of
      period                              $23.178  $21.687  $18.492 $13.211  $17.843 $18.559  $15.875  $14.768 $13.652  $11.049
    Number of Accumulation Units
      outstanding at end of period (in
      thousands)                               42       63       92     121      161     172      180      161      56       16

(a) Inception date July 5, 2005.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         41

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FURTHER INFORMATION ABOUT UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK



FORWARD-LOOKING STATEMENTS



Some of the statements under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this report may contain forward-looking statements which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of those words or other comparable words. Any forward-looking statements contained in this report are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in this report. We believe that these factors include but are not limited to those described under the subsection entitled "Risk Factors" in "Management's Discussion and Analysis of Financial Condition and Results of Operations." These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.



If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this report reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity.



BUSINESS



Union Security Life Insurance Company of New York, formerly First Fortis Life Insurance Company, is a stock life insurance company formed in 1971 and organized under the laws of the State of New York. It is a direct wholly owned subsidiary of Assurant, Inc. ("Assurant"), which owns and operates companies that provide specialty insurance products and related services in North America and selected other markets. Assurant is traded on the New York Stock Exchange under the symbol AIZ.



Effective September 6, 2005, Union Security Life Insurance Company of New York changed its name from First Fortis Life Insurance Company in association with Assurant's initial public offering on February 5, 2004.



In this report, references to the "Company," "Union Security Life," "we," "us" or "our" refer to Union Security Life Insurance Company of New York.



Assurant organizes and manages their specialized businesses through four operating business segments:



  OPERATING BUSINESS SEGMENT             PRINCIPAL PRODUCTS AND SERVICES                   PRINCIPAL DISTRIBUTION CHANNELS
-----------------------------------------------------------------------------------------------------------------------------------
ASSURANT SOLUTIONS
SPECIALTY PROPERTY                -  Creditor-placed homeowners insurance          -  Mortgage lenders and services
                                     (including tracking services)
                                  -  Manufactured housing homeowners insurance     -  Manufactured housing lenders, dealers and
                                                                                      vertically integrated builders
                                  -  Debt protection administration
CONSUMER PROTECTION                                                                -  Financial institutions (including credit
                                  -  Credit insurance                                 card issuers) and retailers
                                  -  Warranties and extended service contracts
                                                                                   -  Consumer electronics and appliance retailers
                                     - Appliances                                  -  Vehicle dealerships
                                     - Automobiles and recreational vehicles
                                     - Consumer electronics
                                     - Wireless devices
ASSURANT HEALTH
INDIVIDUAL HEALTH                 -  Preferred Provider Organizations (PPO)        -  Independent agents
                                                                                   -  National accounts
                                  -  Short-term medical insurance                  -  Associations and trusts
                                  -  Student medical insurance                     -  Internet

SMALL EMPLOYER GROUP HEALTH       -  PPO                                           -  Independent agents

42                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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  OPERATING BUSINESS SEGMENT             PRINCIPAL PRODUCTS AND SERVICES                   PRINCIPAL DISTRIBUTION CHANNELS
-----------------------------------------------------------------------------------------------------------------------------------
ASSURANT EMPLOYEE BENEFITS        Employer and employee-paid:                      -  Employee benefit advisors
                                  -  Group dental insurance
                                  -  Group disability insurance                    -  Brokers
                                                                                   -  Disability RMS(1)
                                  -  Group term life insurance
ASSURANT PRENEED                  -  Pre-funded funeral insurance                  -  Service Corporation International (SCI)
                                                                                   -  Canadian independent and Corporate funeral
                                                                                      homes




(1) Disability RMS refers to Disability Reinsurance Management Services, Inc., one of Assurant's wholly owned subsidiaries that provides a turnkey facility to other insurers to write principally group disability insurance.



Union Security Life, which is licensed to sell life, health and annuity insurance only in New York, writes insurance products that are marketed in New York by the Assurant Employee Benefits and Assurant Solutions business segments. Within the Assurant Employee Benefits segment, we write group life, group dental, group long-term disability and group short-term disability insurance products. Within the Assurant Solutions segment, we market, sell and issue credit life and credit disability products. Of our total gross revenues generated during 2005, approximately 88% were from the Assurant Employee Benefits segment, approximately 10% from the Assurant Solutions segment and approximately 2% were from the Assurant Corporate and Other segment. It is possible that our sales of credit life for the Assurant Solutions segment will decline, as almost all of the largest credit card issuing institutions in the United States have switched from offering credit insurance to their credit card customers to offering their own banking-approved debt protection programs. Debt protection is not an insurance product, but rather a service that is voluntarily added by retail customers as an addendum to a loan. These administrative services we perform on behalf of the lender generate fee income rather than the earned premiums that a credit insurance policy generates.



As a direct wholly owned subsidiary of Assurant, Union Security Life does not have any publicly issued equity or debt securities. We are, however, subject to certain filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), because we have issued certain variable and market value adjusted insurance contracts, which are required to be registered with the Securities and Exchange Commission (the "SEC") as securities. Effective April 1, 2001, Assurant exited this line of business and sold the business segment, then referred to as Fortis Financial Group, to The Hartford Financial Services Group, Inc. and certain of its subsidiaries ("The Hartford"). This sale was accomplished by means of coinsurance and modified coinsurance. As a result, The Hartford is contractually responsible for servicing the insurance contracts, including the payment of benefits, oversight of investment management, overall contract administration and funding of reserves. If The Hartford fails to fulfill its obligations, however, we will be obligated to perform the services and make the required payments and funding.



In addition, effective March 1, 2000, Assurant sold all of its long term care insurance operations to John Hancock Life Insurance Company ("John Hancock"), now a subsidiary of Manulife Financial Corporation. In connection with that sale, we reinsured our existing block of long-term care insurance policies to John Hancock on a coinsurance basis. Under the coinsurance agreement, we transferred 100% of the policy reserves and related assets on this block of business to John Hancock, and John Hancock agreed to be responsible for 100% of the policy benefits. The assets backing the liabilities on this business are held in a trust and John Hancock is obligated to fund the trust if the value of the assets is deemed insufficient to fund the liabilities. If John Hancock fails to fulfill these obligations, we will be obligated to make these payments.



In 2001, another indirect wholly owned subsidiary of Assurant, Bankers American Life Assurance Company ("BALAC") merged into Union Security Life. Pursuant to that merger, Union Security Life acquired all assets and liabilities of BALAC, which had been licensed to write insurance business only in the State of New York.



As of December 31, 2005, we had approximately 7 employees in our sales offices in New York, New York. In addition, approximately 12 Assurant employees, subject to a lease arrangement, spent at least a portion of their time working for us at our headquarters in Syracuse, New York.



In 2004, we initiated the consolidation of the Syracuse, New York customer relations support functions, accounting and other support functions to our Kansas City, Missouri and Birmingham, Alabama offices. As a result, approximately 20 positions were eliminated in the Syracuse, New York office during 2004 and 2005.



Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available free of charge at the SEC website at www.sec.gov. These documents are also available free of charge through our website at www.assurant.com.



Dollar amounts are presented in U.S. dollars and all amounts are in thousands, except number of shares.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         43

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RISK FACTORS



Union Security Life is subject to risks associated with our business. These risks include, among others:



- Reliance on Relationships with Significant Clients, Distributors and Other Parties. If our significant clients, distributors and other parties with which we do business decline to renew or seek to terminate our relationships or contractual arrangements, our results of operations and financial condition could be materially adversely affected. We are also subject to the risk that these parties may face financial difficulties, reputational issues or problems with respect to their own products and services, which may lead to decreased sales of products and services.



- Failure to Attract and Retain Sales Representatives or Develop and Maintain Distribution Sources. Our sales representatives interface with clients and third party distributors. Our inability to attract and retain our sales representatives or an interruption in, or changes to, our relationships with various third-party distributors could impair our ability to compete and market our insurance products and services and materially adversely affect our results of operations and financial condition. In addition, our ability to market our products and services depends on our ability to tailor our channels of distribution to comply with changes in the regulatory environment.



- Effect of General Economic, Financial Market and Political Conditions. Our results of operations and financial condition may be materially adversely affected by general economic, financial market and political conditions, including:



    - insurance industry cycles;



    - levels of employment;



    - levels of inflation and movements of the financial markets;



    - fluctuations in interest rates;



    - monetary policy;



    - demographics; and



    - legislative and competitive factors.



- Failure to Predict Accurately Benefits and Other Costs and Claims. We may be unable to predict accurately benefits, claims and other costs or to manage such costs through our loss limitation methods, which could have a material adverse effect on our results of operations and financial condition if claims substantially exceed our expectations.



- Changes in Regulation. Legislation or other regulatory reform that increases the regulatory requirements imposed on us or that changes the way we are able to do business may significantly harm our business or results of operations in the future.



- Reinsurers' Failure to Fulfill Obligations. In 2001, the Company entered into a reinsurance agreement with The Hartford for the sale of its FFG division. Under the reinsurance agreement, The Hartford is obligated to contribute funds to increase the value of the separate account assets relating to modified guaranteed annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments. The Company would be responsible to administer this business in the event of a default by the reinsurer. In 2000, the Company divested its LTC operations to John Hancock through a reinsurance agreement. If John Hancock fails to fulfill its obligations, the Company would be obligated to make these payments.



- Credit Risk of Some of Our Agents. We advance agents' commissions as part of our pre-funded funeral insurance product offerings. These advances are a percentage of the total face amount of coverage as opposed to a percentage of the first-year premium paid, the formula that is more common in other life insurance markets. There is a one-year payback provision against the agency if death or lapse occurs within the first policy year. As a result of the sale of the independent United States pre-funded funeral business distribution, the Company will incur losses on chargebacks from agents who have been terminated who will be unable to repay their obligation.



For additional risks that relate to our business, we refer you to Assurant's Annual Report on Form 10-K filed with the SEC and available on the SEC's website at www.sec.gov or through Assurant's website at www.assurant.com.



PROPERTIES



We lease office space in Syracuse, New York that serves as our headquarters. We also lease office space in New York City that serves as our sales office. We believe that our leased properties are adequate for our current business operations.



LEGAL PROCEEDINGS



We are regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While we cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, we do not believe that any pending matter will have a material adverse effect on our financial condition or results of operations.



MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES



There is no public trading market for our common stock. As of March 1, 2006, we had 100,000 shares of common stock outstanding, all of which are owned directly by Assurant. We paid $4,100, $40,000, and $0 in dividends to our stockholder in 2005, 2004 and 2003, respectively.

44                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.



The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and accompanying notes which appear elsewhere in this report. It contains forward-looking statements that involve risks and uncertainties. Please see "Forward-Looking Statements" for more information. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this report.



The table below presents information regarding our results of operations:



                                                                                                             FOR THE YEAR ENDED
                                                                                                                DECEMBER 31,
                                                                                                            ----------------------
                                                                                                              2005        2004
----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                                                                               (IN THOUSANDS)
REVENUES:
Net earned premiums and other considerations                                                                $  59,598   $  65,593
Net investment income                                                                                           8,756       9,738
Net realized gains on investments                                                                                 146         819
Amortization of deferred gain on disposal of businesses                                                         1,039       1,575
Fees and other income                                                                                              30         305
Total revenues                                                                                                 69,569      78,030
BENEFITS, LOSSES AND EXPENSES:
Policyholder benefits                                                                                          34,571      42,732
Selling, underwriting and general expenses(1)                                                                  17,637      18,689
Total benefits, losses and expenses                                                                            52,208      61,421
INCOME BEFORE INCOME TAXES                                                                                     17,361      16,609
Income taxes                                                                                                    5,957       4,632
NET INCOME                                                                                                  $  11,404   $  11,977




(1) Includes amortization of deferred acquisition costs ("DAC") and value of business required ("VOBA") and underwriting, general and administrative expenses.



YEAR ENDED DECEMBER 31, 2005 COMPARED TO DECEMBER 31, 2004



NET INCOME



Net income decreased $573, or 5%, to $11,404 for the year ended December 31, 2005 from $11,977 for the year ended December 31, 2004. The decrease is primarily attributable to lower net earned premiums and other considerations and a $1,000 reduction in our 2004 tax liability, partially offset by a decline in policyholder benefits.



TOTAL REVENUES



Total revenues decreased by $8,461, or 11%, to $69,569 for the year ended December 31, 2005 from $78,030 for the year ended December 31, 2004. This decrease was primarily driven by lower net earned premiums and other considerations of $5,995 due to a decrease in our group dental business and lower group disability business written though our alternate distribution sources as well as the continued decline in our domestic credit insurance products. Also contributing to the decrease was lower net investment income of $982 due to lower invested assets, lower net realized gains on investments by $673 and a decrease of $536 in amortization of deferred gain on disposal of businesses, which is consistent with the anticipated run-off of the businesses ceded to The Hartford in 2001 and John Hancock in 2000.



TOTAL BENEFITS, LOSSES AND EXPENSES



Total benefits, losses and expenses decreased by $9,213, or 15%, to $52,208 for the year ended December 31, 2005 from $61,421 for the year ended December 31, 2004. This decrease of $8,161 was primarily driven by lower policyholder benefits in our group disability business written through alternate distribution sources. Also contributing to the decrease were lower selling, underwriting and general expenses of $1,052 due to a decrease in commission expense and one-time interest and severance costs that occurred in the prior period in our credit life business.



INCOME TAXES



Income taxes increased $1,325, or 29%, to $5,957 for the year ended December 31, 2005 from $4,632 for the year ended December 31, 2004. The increase was partly due to an increase in pre-tax income. In addition, during the fourth quarter of 2004, an analysis of the federal tax liability resulted in a $1,000 reduction of our tax expense.



QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



As a provider of insurance products, effective risk management is fundamental to our ability to protect both our customers' and our stockholder's interests. We are exposed to potential loss from various market risks, in particular interest rate risk, credit risk and inflation risk.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         45

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Inflation risk is the possibility that a change in domestic price levels produces an adverse effect on earnings. This typically happens when only one of invested assets or liabilities is indexed to inflation.



Interest rate risk is the possibility the fair value of liabilities will change more or less than the market value of investments in response to changes in interest rates, including changes in the slope or shape of the yield curve and changes in spreads due to credit risks and other factors.



Credit risk is the possibility that counterparties may not be able to meet payment obligations when they become due. We assume counterparty credit risk in many forms. A counterparty is any person or entity from which cash or other forms of consideration are expected to extinguish a liability or obligation to us. Primarily, our credit risk exposure is concentrated in our fixed income investment portfolio and, to a lesser extent, in our reinsurance recoverables.



INFLATION RISK



Inflation risk arises as we invest substantial funds in nominal assets which are not indexed to the level of inflation, whereas the underlying liabilities are indexed to the level of inflation. We have inflation risk in our individual and small employer group health insurance businesses to the extent that medical costs increase with inflation and we have not been able to increase premiums to keep pace with inflation.



INTEREST RATE RISK



Interest rate risk arises as we invest substantial funds in interest-sensitive fixed income assets, such as fixed maturity investments, mortgage-backed and asset-backed securities and commercial mortgage loans. There are two forms of interest rate risk -- price risk and reinvestment risk. Price risk occurs when fluctuations in interest rates have a direct impact on the market valuation of these investments. As interest rates rise, the market value of these investments falls, and conversely, as interest rates fall, the market value of these investments rises. Reinvestment risk occurs when fluctuations in interest rates have a direct impact on expected cash flows from mortgage-backed and asset-backed securities. As interest rates fall, an increase in prepayments on these assets results in earlier than expected receipt of cash flows forcing us to reinvest the proceeds in an unfavorable lower interest rate environment, and conversely as interest rates rise, a decrease in prepayments on these assets results in later than expected receipt of cash flows forcing us to forgo reinvesting in a favorable higher interest rate environment. As of December 31, 2005, we held $119,604 of fixed maturity securities at fair market value and $13,996 of commercial mortgages at amortized cost for a combined total of 90% of total invested assets. As of December 31, 2004, we held $125,201 of fixed maturity securities at fair market value and $9,125 of commercial mortgages at amortized cost for a combined total of 89% of total invested assets.



We expect to manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.



Our group long-term disability and group term life waiver of premium reserves are also sensitive to interest rates. These reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio, with adjustments for investment expenses and provisions for adverse deviation.



CREDIT RISK



We have exposure to credit risk primarily as a holder of fixed income securities and by entering into reinsurance cessions.



Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to any one issuer. We attempt to limit our credit exposure by imposing fixed maturity portfolio limits on individual issuers based upon credit quality. Currently our portfolio limits are 1.5% for issuers rated AA-and above, 1% for issuers rated A- to A+, 0.75% for issuers rated BBB- to BBB+ and 0.38% for issuers rated BB- to BB+. These portfolio limits are further reduced for certain issuers with whom we have credit exposure on reinsurance agreements.



We use the lower of Moody's or Standard & Poor's ratings to determine an issuer's rating.



We are also exposed to the credit risk of our reinsurers. When we reinsure, we are still liable to our insureds regardless of whether we get reimbursed by our reinsurer. As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks that we underwrite.



For at least 50% of our $94,660 million of reinsurance recoverables at December 31, 2005, we are protected from the credit risk by using some type of risk mitigation mechanism such as a trust, letter of credit or by withholding the assets in a modified coinsurance or co-funds-withheld arrangement. For recoverables that are not protected by these mechanisms, we are dependent solely on the credit of the reinsurer. Occasionally, the credit worthiness of the reinsurer becomes questionable. Reinsurance may not be available or adequate to protect us against losses, and we are subject to the credit risk of reinsurers.

46                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK


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TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION
     Safekeeping of Assets
     Experts
     Independent Registered Public Accounting Firm
     Non-Participating
     Misstatement of Age or Sex
     Principal Underwriter
PERFORMANCE RELATED INFORMATION
     Total Return for all Sub-Accounts
     Yield for Sub-Accounts
     Money Market Sub-Accounts
     Additional Materials
     Performance Comparisons
FINANCIAL STATEMENTS

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         47

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APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

We will determine the Market Value Adjustment by multiplying the general account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

              [(1 + I)/(1 + J + .0025)] TO THE POWER OF n/12 - 1

where,

- I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.

- J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).

- N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

     Amount withdrawn or transferred                            $10,000
     Existing Guarantee Period                                  7 Years
     Time of withdrawal or transfer                             Beginning of 3rd year of Existing Guarantee Period
     Guaranteed Interest Rate (I)                               8%*
     Guaranteed Interest Rate for new 5-year guarantee (J)      7%*
     Remaining Guarantee Period (N)                             60 months

Market Value Adjustment:                                     =  $10,000 x [[(1 + .08)/(1 + .07 + .0025)] TO THE POWER OF
                                                                60/12 - 1]
                                                             =  $354.57

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$10,354.57

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

     Amount withdrawn or transferred                            $10,000
     Existing Guarantee Period                                  7 Years
     Time of withdrawal or transfer                             Beginning of 3rd year of Existing Guarantee Period
     Guaranteed Interest Rate (I)                               8%*
     Guaranteed Interest Rate for new 5-year guarantee (J)      9%*
     Remaining Guarantee Period (N)                             60 months

Market Value Adjustment:                                     =  $10,000 x [[(1 + .08)/(1 + .09 + .0025)] TO THE POWER OF
                                                                60/12 - 1]
                                                             =  -$559.14

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,440.86

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

     Amount withdrawn or transferred                            $10,000
     Existing Guarantee Period                                  7 Years
     Time of withdrawal or transfer                             Beginning of 3rd year of Existing Guarantee Period
     Guaranteed Interest Rate (I)                               8%*
     Guaranteed Interest Rate for new 5-year guarantee (J)      7.75%*
     Remaining Guarantee Period (N)                             60 months

Market Value Adjustment:                                     =  $10,000 x [[(1 + .08)/(1 + .0775 + .0025)] TO THE POWER OF
                                                                60/12 - 1]
                                                             =  0

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,000

48                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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SAMPLE CALCULATION 4: NEUTRAL ADJUSTMENT

     Amount withdrawn or transferred:                           $10,000
     Existing Guarantee Period:                                 7 years
     Time of withdrawal or transfer                             Beginning of 3rd year of Existing Guarantee Period
     Guaranteed Interest Rate (I)                               8%*
     Guaranteed Interest Rate for new 5-year guarantee (J)      8%*
     Remaining Guarantee Period (N)                             60 months
Market Value Adjustment                                      =  $10,000 x [[(1 + .08)/(1 + .08 + .0025)] TO THE POWER OF
                                                                60/12 - 1]
                                                             =  -$114.94

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,885.06

*   Assumed for illustrative purposes only.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         49

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APPENDIX II -- INVESTMENTS BY UNION SECURITY



Union Security's legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Union Security, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.


We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

- federal, state and municipal obligations,

- preferred and common stocks,

- corporate bonds,

- real estate mortgages and mortgage backed securities,

- real estate, and

- certain other investments, including various derivative investments.

See the Financial Statements for information on our investments.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods."

Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.


The Contracts are reinsured by Hartford Life Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Union Security; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Union Security.

To obtain a Statement of Additional Information, please complete the form below and mail to:


     Union Security Life Insurance Company of New York
     Attn: Investment Product Services
     P.O. Box 5085
     Hartford, Connecticut 06102-5085



Please send a Statement of Additional Information for Masters Variable Annuity to me at the following address:



----------------------------------------------------------------
                              Name

----------------------------------------------------------------
                            Address

----------------------------------------------------------------
  City/State                                        Zip Code

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Union Security Life Insurance Company of New York:

In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of Union Security Life Insurance Company of New York (the "Company"), a direct wholly owned subsidiary of Assurant, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
March 10, 2006
Minneapolis, Minnesota

              UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                               BALANCE SHEETS
                       AT DECEMBER 31, 2005 AND 2004

                                                                                                      DECEMBER 31,
                                                                                                --------------------------
                                                                                                   2005           2004
                                                                                                --------------------------
                                                                                                  (in thousands except
                                                                                                    number of shares)
ASSETS
   Investments:
   Fixed maturities available for sale, at fair value (amortized cost - $113,980 in 2005           119,604        125,201
     and $116,275 in 2004)                                                                      $              $
   Equity securities available for sale, at fair value (cost - $9,046 in 2005 and $8,514
     in 2004)                                                                                        8,790          8,571
   Commercial mortgage loans on real estate at amortized cost                                       13,996          9,125
   Policy loans                                                                                         98             80
   Short-term investments                                                                            3,341          4,575
   Other investments                                                                                 3,028          3,565
                                                                                                --------------------------
                                                                         TOTAL INVESTMENTS         148,857        151,117
                                                                                                --------------------------
Cash and cash equivalents                                                                            2,863          5,360
Premiums and accounts receivable, net                                                                3,359          4,858
Reinsurance recoverables                                                                            94,660         93,607
Due from affiliates                                                                                    327            582
Accrued investment income                                                                            1,605          1,701
Tax receivable                                                                                         122          1,250
Deferred acquisition costs                                                                           1,437          1,123
Deferred income taxes, net                                                                           1,999          1,481
Goodwill                                                                                             2,038          2,038
Other assets                                                                                            84             95
Assets held in separate accounts                                                                    25,343         32,446
                                                                                                --------------------------
                                                                              TOTAL ASSETS      $  282,694     $  295,658
                                                                                                --------------------------


            SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

              UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                               BALANCE SHEETS
                       AT DECEMBER 31, 2005 AND 2004

                                                                                                      DECEMBER 31,
                                                                                                --------------------------
                                                                                                   2005           2004
                                                                                                --------------------------
                                                                                                  (in thousands except
                                                                                                    number of shares)
LIABILITIES
   Future policy benefits and expenses                                                          $   35,762     $   29,168
   Unearned premiums                                                                                14,008         20,902
   Claims and benefits payable                                                                     135,176        139,270
   Commissions payable                                                                               4,463          5,001
   Reinsurance balances payable                                                                      2,596          2,509
   Funds held under reinsurance                                                                         83             89
   Deferred gain on disposal of businesses                                                           5,454          6,492
   Accounts payable and other liabilities                                                            3,366          8,292
   Liabilities related to separate accounts                                                         25,343         32,446
                                                                                                --------------------------
                                                                         TOTAL LIABILITIES         226,251        244,169
                                                                                                --------------------------
   Commitments and contingencies (Note 14)                                                      $       --     $       --
STOCKHOLDER'S EQUITY
   Common stock, par value $20 per share, 100,000 shares authorized, issued, and
     outstanding                                                                                     2,000          2,000
   Additional paid-in capital                                                                       43,006         43,006
   Retained earnings                                                                                 7,948            644
   Accumulated other comprehensive income                                                            3,489          5,839
                                                                                                --------------------------
                                                                TOTAL STOCKHOLDER'S EQUITY          56,443         51,489
                                                                                                --------------------------
                                                TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY      $  282,694     $  295,658
                                                                                                --------------------------


            SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

              UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                          STATEMENTS OF OPERATIONS
                YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                                                 YEARS ENDED
                                                                                                 DECEMBER 31,
                                                                                     -------------------------------------
                                                                                       2005          2004         2003
                                                                                     -------------------------------------
                                                                                                (in thousands)
REVENUES
   Net earned premiums and other considerations                                      $  59,598     $  65,593    $  69,206
   Net investment income                                                                 8,756         9,738       10,315
   Net realized gain on investments                                                        146           819          646
   Amortization of deferred gain on disposal of businesses                               1,038         1,575        1,896
   Fees and other income                                                                    31           305          306
                                                                                     -------------------------------------
                                                                  TOTAL REVENUES        69,569        78,030       82,369
                                                                                     -------------------------------------
BENEFITS, LOSSES AND EXPENSES
   Policyholder benefits                                                                34,571        42,732       45,114
   Amortization of deferred acquisition costs                                              981           247          774
   Underwriting, general and administrative expenses                                    16,656        18,442       23,237
                                                                                     -------------------------------------
                                             TOTAL BENEFITS, LOSSES AND EXPENSES        52,208        61,421       69,125
                                                                                     -------------------------------------
Income before income taxes                                                              17,361        16,609       13,244
Income taxes                                                                             5,957         4,632        4,507
                                                                                     -------------------------------------
                                                                      NET INCOME     $  11,404     $  11,977    $   8,737
                                                                                     -------------------------------------


            SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

              UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
               STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                                             Accumulated
                                                               Additional                       Other
                                                   Common       Paid-in       Retained      Comprehensive
                                                   Stock        Capital       Earnings      Income (Loss)        Total
                                                 ------------------------------------------------------------------------
                                                                 (in thousands except number of shares)
Balance, January 1, 2003                           $ 2,000      $ 43,006      $  20,139        $  5,928        $  71,073
   Comprehensive income (loss):
   Net income                                           --            --          8,737              --            8,737
   Net change in unrealized gains on
     securities                                         --            --             --             941              941
   Other                                                --            --           (213)            213               --
                                                 ------------------------------------------------------------------------
                  TOTAL COMPREHENSIVE INCOME                                                                       9,678
                                                 -------------------------------------------------------------------------
Balance, December 31, 2003                           2,000        43,006         28,663           7,082           80,751
   Dividends on common stock                            --            --        (40,000)             --          (40,000)
   Comprehensive income (loss):
   Net income                                           --            --         11,977              --           11,977
   Net change in unrealized gains on
     securities                                         --            --             --          (1,239)          (1,239)
Other                                                                                 4              (4)              --
                                                 ------------------------------------------------------------------------
                  TOTAL COMPREHENSIVE INCOME                                                                      10,738
                                                 -------------------------------------------------------------------------
Balance, December 31, 2004                           2,000        43,006            644           5,839           51,489
   Dividends on common stock                            --            --         (4,100)             --           (4,100)
   Comprehensive income (loss):                         --            --             --              --               --
   Net income                                           --            --         11,404              --           11,404
   Net change in unrealized gains on
     securities                                         --            --             --          (2,350)          (2,350)
   Other                                                --            --             --              --               --
                                                 ------------------------------------------------------------------------
                  TOTAL COMPREHENSIVE INCOME                                                                       9,054
                                                 ------------------------------------------------------------------------
Balance, December 31, 2005                         $ 2,000      $ 43,006      $   7,948        $  3,489        $  56,443
                                                 ------------------------------------------------------------------------


            SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

              UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                          STATEMENTS OF CASH FLOWS
                YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                                                 YEARS ENDED
                                                                                                DECEMBER 31,
                                                                                    --------------------------------------
                                                                                      2005          2004          2003
                                                                                    --------------------------------------
                                                                                               (in thousands)
OPERATING ACTIVITIES
   Net income                                                                       $  11,404     $  11,977     $   8,737
   Adjustments to reconcile net income to net cash provided by operating activities:
   Change in reinsurance recoverable                                                   (1,053)        6,844         9,677
   Change in premiums and accounts receivable                                           1,754        (2,663)        1,527
   Change in deferred acquisition costs                                                  (314)         (181)          628
   Change in accrued investment income                                                     96           484           148
   Change in insurance policy reserves and expenses                                    (4,394)       (7,834)      (13,537)
   Change in accounts payable and other liabilities                                    (4,926)         (379)          716
   Change in commissions payable                                                         (538)        1,190           (37)
   Change in reinsurance balances payable                                                  87           574          (872)
   Change in funds held under reinsurance                                                  (6)           (5)         (167)
   Amortization of deferred gain on disposal of businesses                             (1,038)       (1,575)       (1,896)
   Change in income taxes                                                               1,875          (794)          (83)
   Net realized gains on investments                                                     (146)         (819)         (646)
   Other                                                                                   57          (166)           18
                                                                                    --------------------------------------
                                      NET CASH PROVIDED BY OPERATING ACTIVITIES         2,858         6,653         4,213
                                                                                    --------------------------------------
INVESTING ACTIVITIES
   Sales of:
   Fixed maturities available for sale                                                 18,531        57,159        30,892
   Equity securities available for sale                                                 1,143         4,376         2,486
   Other invested assets                                                                  537           454           284
   Maturities, prepayments, and scheduled redemption of:
   Fixed maturities available for sale                                                 15,909        11,035        22,010
   Purchase of:
   Fixed maturities available for sale                                                (32,020)      (28,388)      (43,359)
   Equity securities available for sale                                                (1,700)       (3,330)       (8,986)
   Other invested assets                                                                   --        (1,807)           --
   Change in commercial mortgage loans on real estate                                  (4,871)       (5,325)       (3,800)
   Change in short term investments                                                     1,234         3,516        (4,697)
   Change in policy loans                                                                 (18)          (43)          (13)
                                                                                    --------------------------------------
                            NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES     $  (1,255)    $  37,647     $  (5,183)
                                                                                    --------------------------------------
FINANCING ACTIVITIES
   Dividends paid                                                                   $  (4,100)    $ (40,000)           --
                                                                                    --------------------------------------
                                          NET CASH USED IN FINANCING ACTIVITIES        (4,100)      (40,000)           --
                                                                                    --------------------------------------
   Change in cash and cash equivalents                                                 (2,497)        4,300          (970)
   Cash and cash equivalents at beginning of period                                     5,360         1,060         2,030
                                                                                    --------------------------------------
   Cash and cash equivalents at end of period                                       $   2,863     $   5,360     $   1,060
                                                                                    --------------------------------------
Supplemental information:
   Income taxes paid                                                                $   4,081     $   5,428     $   4,544


            SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005, 2004 AND 2003
(IN THOUSANDS EXCEPT SHARE DATA)
------------------------------------------------------------------------------

NOTE 1. NATURE OF OPERATIONS

Union Security Life Insurance Company of New York (the "Company"), formerly known as First Fortis Life Insurance Company, is a provider of life and health insurance products. The Company is a wholly owned subsidiary of Assurant, Inc. (the "Parent"). Assurant, Inc. is traded on the New York Stock Exchange under the symbol AIZ.

The Company is domiciled in New York and is qualified to sell life, health and annuity insurance in the state of New York. The Company's revenues are derived principally from group employee benefits and credit products. The Company offers insurance products, including life insurance policies, annuity contracts, and group life, accident and health insurance policies.

Effective September 6, 2005, the Company changed its name from First Fortis Life Insurance Company in association with the Parent's initial public offering on February 5, 2004.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Dollar amounts are presented in U.S. dollars and all amounts are in thousands except for number of shares and per share amounts.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The most significant items on the Company's balance sheet affected by the use of estimates are investments, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes, goodwill, future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of business, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates reported. The Company believes the amounts reported are reasonable and adequate.

COMPREHENSIVE INCOME

Comprehensive income is comprised of net income and other comprehensive income, which includes foreign currency translation and unrealized gains and losses on securities classified as available for sale, less deferred income taxes.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the 2005 presentation.

REVENUE RECOGNITION

The Company recognizes and reports revenue when realized or realizable and earned. Revenue generally is realized or realizable and earned when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collectibility is reasonably assured.

INVESTMENTS

Fixed maturities and equity securities are classified as available-for-sale and reported at fair value. If the fair value is higher than the amortized cost for debt securities or the purchase cost for equity securities, the excess is an unrealized gain; and if lower than cost, the difference is an unrealized loss. The net unrealized gains and losses, less deferred income taxes are included in accumulated other comprehensive income.

Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses.

Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.

Short-term investments include all investment cash and short maturity investments. These amounts are reported at cost, which approximates fair value.

Other investments consist primarily of investments in joint ventures, partnerships, and invested assets associated with a modified coinsurance arrangement. The joint ventures and partnerships are valued according to the equity method of accounting. The invested assets related to a modified coinsurance arrangements are classified as trading securities and are reported at fair value.

The Company monitors its investment portfolio to identify investments that may be other than temporarily impaired. Changes in individual security values are monitored in order to identify potential credit problems. In addition, securities whose market price is equal to 85% or less of their original purchase price are added to the impairment watchlist, which is discussed at monthly meetings attended by members of the Company's investment, accounting and finance departments. Any security whose price decrease is deemed other-than-temporary is written down to its then current market level with the amount of the writedown reported as a realized loss in that period. Assessment factors include, but are not limited to, the financial condition and rating of the issuer, any collateral held and the length of time the market value of the security has been below cost. Realized gains and losses on sales of investments and declines in value judged to be other-than-temporary are recognized on the specific identification basis.

Investment income is reported as earned net of investment expenses.

The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The majority of the Company's mortgage-backed securities and structured securities are of high credit quality. The retrospective method is used to adjust the effective yield.

CASH AND CASH EQUIVALENTS

The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried principally at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank providing the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.

RECEIVABLES

The Company reports a receivable when revenue has been recognized and reported but not collected. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability to collect payments.

REINSURANCE

Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds. An estimated allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers, reinsurer solvency, management's experience, and current economic conditions.

Reinsurance balances payable are reported for reinsurance assumed based upon ceding entities' estimations.

Funds held under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

INCOME TAXES

The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of Assurant. Income tax expense or credit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement.

Current federal income taxes are charged to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which we expect the temporary differences to reverse. The Company is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

DEFERRED ACQUISITION COSTS

The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, and certain direct marketing expenses.

Loss recognition testing is performed annually and reviewed quarterly. Such testing involves the use of best estimate assumptions including the anticipation of interest income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to the statement of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

Long Duration Contracts

Acquisition costs on the Fortis Financial Group ("FFG") and Long-Term Care ("LTC") disposed businesses were written off when the businesses were sold.

Short Duration Contracts

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.

Acquisition costs relating to group term life, group disability and group dental consist primarily of new business underwriting, field sales support, commissions to agents and brokers, and compensation to sales representatives. These acquisition costs are front-end loaded; thus they are deferred and amortized over the estimated terms of the underlying contracts.

GOODWILL

Goodwill represents the excess of acquisition costs over the net fair values of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather tested at least annually for impairment. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not required. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write down is recorded. The fair value is based on an evaluation of ranges of future discounted earnings, public company trading multiples and acquisitions of similar companies. Certain key assumptions considered include forecasted trends in revenues, operating expenses and effective tax rates.

The Company adopted the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, on January 1, 2002. As part of the adoption of SFAS 142, the Company is required to test goodwill on at least an annual basis. The Company performed a January 1, 2005 impairment test during the first quarter and concluded that goodwill is not impaired. Effective September 30, 2005, the Company changed the date of its annual goodwill impairment test to the fourth quarter based on actual data through October 1st. The Company determined this change in accounting principle is preferable because it will allow management to incorporate this test into the normal flow of the financial planning and reporting cycle and provide more timely analysis on the recoverability of goodwill. The Company's fourth quarter 2005 impairment test also concluded that goodwill is not impaired.

OTHER ASSETS

Other assets include prepaid items and intangible assets. Identifiable intangible assets with finite lives, including costs capitalized relating to developing software for internal use, are amortized on a straight-line basis over their estimated useful lives. The Company tests the intangible assets for impairment whenever circumstances warrant, but at least annually. If impairment exists, then excess of the unamortized balance over the fair value of the intangible assets will be charged to earnings at that time.

SEPARATE ACCOUNTS

Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statements of operations.

Prior to April 2, 2001, the Company had issued variable insurance products registered as securities under the Securities Act of 1933. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by the Company have been 100% reinsured with The Hartford Financial Services Group Inc. ("The Hartford").

RESERVES

Reserves are established according to GAAP, using generally accepted actuarial methods and are based on a number of factors. These factors include experience derived from historical claim payments and actuarial assumptions to arrive at loss development factors. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

Reserves do not represent an exact calculation of exposure, but instead represent our best estimates, generally involving actuarial projections at a given time, of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on our assessment of facts and circumstances then known. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, such as: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

Many of these items are not directly quantifiable, particularly on a prospective basis. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations of the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made.

Long Duration Contracts

Future policy benefits and expense reserves on LTC, life insurance policies and annuity contracts that are no longer offered and the traditional life insurance contracts within the Company are reported at the present value of future benefits to be paid to policyholders and related expenses less the present value of the future net premiums. These amounts are estimated and include assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company's experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.

Future policy benefits and expense reserves for universal life insurance policies and investment-type annuity contracts no longer offered and the variable life insurance and investment-type annuity contracts in the Company consist of policy account balances before applicable surrender charges and certain deferred policy initiation fees that are being recognized in income over the terms of the policies. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances.

Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised.

Short Duration Contracts

For short duration contracts, claims and benefits payable reserves are reported when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include (1) case reserves for known but unpaid claims as of the balance sheet date; (2) incurred but not reported ("IBNR") reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.

For group disability, the case reserves and the IBNR are reported at an amount equal to the net present value of the expected claims future payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio, with adjustments for investment expenses and provisions for adverse deviation. Group long term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.

Unearned premium reserves are maintained for the portion of the premiums on short duration contracts that is related to the unexpired period of the policies.

Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as estimates are revised.

DEFERRED GAIN ON DISPOSAL OF BUSINESSES

The Company reports deferred gain on disposal of businesses for disposals utilizing reinsurance. On March 1, 2000, the Company sold its LTC business using a coinsurance contract. On April 2, 2001, the Company sold its annuity business using a modified coinsurance contract. Since the form of sale did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability and decreased as it is recognized and reported as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company.

PREMIUMS

Long Duration Contracts

Premiums for LTC insurance and traditional life insurance contracts within the annuity business are recognized and reported as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within the annuity business, revenues consist of charges assessed against policy balances. For the annuity business and LTC businesses previously sold, all revenue is ceded.

Short Duration Contracts

The Company's short duration contracts are those on which the Company recognizes and reports revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, dental, and credit life and disability.

FEE INCOME

The Company primarily derives income from fees received from providing administrative services. Fee income is recognized and reported when services are performed.

UNDERWRITING, GENERAL AND ADMINISTRATIVE EXPENSES

Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, amortization of DAC, salaries and personnel benefits and other general operating expenses. These expenses are reported as incurred.

LEASES

The Company reports expenses for operating leases on a straight-line basis over the lease term.

CONTINGENCIES

The Company follows SFAS No. 5, ACCOUNTING FOR CONTINGENCIES ("SFAS No. 5"). This requires the Company to evaluate each contingent matter separately. A loss is reported if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company reports an estimated reserve at the low end of the estimated range. Contingencies affecting the

Company include litigation matters which are inherently difficult to evaluate and are subject to significant changes.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), SHARE-BASED PAYMENT ("FAS 123R") which replaces Statement of Financial Accounting Standards No. 123, SHARE-BASED PAYMENT and supersedes Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. FAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under FAS 123 no longer will be an alternative to financial statement recognition. Under FAS 123R, the company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost, and the transition method to be used at date of adoption. The permitted transition methods include either retrospective or prospective adoption. Under the retrospective option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented for all unvested stock options beginning with the first period presented. The prospective method requires that compensation expense be recorded for all unvested stock options at the beginning of the first quarter of adoption of FAS 123R. In April 2005, the Securities and Exchange Commission approved a new rule for public companies which delays the effective date of FAS 123R. Under the new rule, public companies are required to adopt FAS 123R in the first annual period after June 15, 2005, and, therefore, the Company is required to adopt FAS 123R by the first quarter of 2006. Except for this deferral of the effective date, the guidance in FAS 123R is unchanged. The Company does not expect the adoption of FAS 123R to have a material impact on the Company's financial statements.

In June 2005, the FASB issued Statement of Financial Accounting Standards No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS, A REPLACEMENT OF APB OPINION NO. 20, ACCOUNTING CHANGES, AND STATEMENT NO. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS" ("FAS 154"). FAS 154 changes the accounting and reporting of a change in accounting principle. Prior to FAS 154, the majority of voluntary changes in accounting principles were required to be recognized as a cumulative effect adjustment within net income during the period of the change. FAS 154 requires retrospective application to prior period financial statements unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. FAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005 but does not change the transition provisions of any existing accounting pronouncements. The Company does not believe the adoption of FAS 154 will have a material effect on our consolidated financial position or results of operations.

In September 2005, the AICPA issued Statement of Position 05-1, ACCOUNTING BY INSURANCE ENTERPRISES FOR DEFERRED ACQUISITION COSTS IN CONNECTION WITH MODIFICATIONS OR EXCHANGES OF INSURANCE CONTRACTS, ("SOP 05-1"). SOP 05-1 provides guidance on internal replacements of insurance and investment contracts. An internal replacement is a modification in product benefits, features, rights or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. Modifications that result in a new contract that is substantially different from the replaced contract are accounted for as an extinguishment of the replaced contract, and the associated unamortized DAC, unearned revenue liabilities and deferred sales inducements from the replaced contract must be reported as an expense immediately. Modifications resulting in a new contract that is substantially the same as the replaced contract are accounted for as a continuation of the replaced contract. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. The Company is currently evaluating the requirements of SOP 05-1 and the potential impact on the Company's financial statements.

In February 2006, the FASB issued SFAS No. 155, ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS--AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140 ("SFAS 155"). This statement resolves issues addressed in SFAS 133 Implementation Issue No. D1, APPLICATION OF STATEMENT 133 TO BENEFICIAL INTEREST IN SECURITIZED FINANCIAL ASSETS. SFAS 155 (a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; (b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; (c) establishes a requirement to evaluate beneficial interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; (d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and (e) eliminates restrictions on a qualifying special-purpose entity's ability to hold passive derivative financial instruments that pertain to beneficial interests that are or contain a derivative financial instrument. SFAS 155 also requires presentation within the financial statements that identifies those hybrid financial instruments for which the fair value election has been applied and information on the income statement impact of the changes in fair value of those instruments. The Company is required to apply SFAS 155 to all financial instruments acquired, issued or subject to a remeasurement event beginning January 1, 2007. The Company does not expect the adoption of SFAS 155 to have a material impact on the Company's financial statements.

NOTE 3. INVESTMENTS

The amortized cost and fair value of fixed maturities and equity securities as of December 31, 2005 were as follows:

                                                                  Cost or          Gross          Gross
                                                                 Amortized      Unrealized     Unrealized
                                                                    Cost           Gains         Losses        Fair Value
                                                                ----------------------------------------------------------
FIXED MATURITIES
BONDS:
   United States Government and government agencies and
     authorities                                                 $   21,735       $   716         $ (167)      $   22,284
   States, municipalities and political subdivisions                  3,326           250             --            3,576
   Foreign governments                                                2,798           218            (18)           2,998
   Public utilities                                                  15,493           987            (20)          16,460
   All other corporate bonds                                         70,628         3,969           (311)          74,286
                                                                ----------------------------------------------------------
                                    TOTAL FIXED MATURITIES          113,980         6,140           (516)         119,604
                                                                ----------------------------------------------------------
EQUITY SECURITIES
   Non-redeemable preferred stocks:
   Non-sinking fund preferred stocks                                  9,046            60           (316)           8,790
                                                                ----------------------------------------------------------
                                   TOTAL EQUITY SECURITIES       $    9,046       $    60         $ (316)      $    8,790
                                                                ----------------------------------------------------------


The amortized cost and fair value of fixed maturities as of December 31, 2004 were as follows:

                                                                  Cost or          Gross          Gross
                                                                 Amortized      Unrealized     Unrealized
                                                                    Cost           Gains         Losses        Fair Value
                                                                ----------------------------------------------------------
FIXED MATURITIES
BONDS:
   United States Government and government agencies and
     authorities                                                 $   21,001       $   698         $ (22)       $   21,677
   States, municipalities and political subdivisions                  2,777           276            --             3,053
   Foreign governments                                                2,842           209            (5)            3,046
   Public utilities                                                  16,376         1,670            (1)           18,045
   All other corporate bonds                                         73,279         6,172           (71)           79,380
                                                                ----------------------------------------------------------
                                      TOTAL FIXED MATURITIES     $  116,275       $ 9,025         $ (99)       $  125,201
                                                                ----------------------------------------------------------
EQUITY SECURITIES
   Non-redeemable preferred stocks:
   Non-sinking fund preferred stocks                             $    8,514       $   142         $ (85)       $    8,571
                                                                ----------------------------------------------------------
                                     TOTAL EQUITY SECURITIES     $    8,514       $   142         $ (85)       $    8,571
                                                                ----------------------------------------------------------

The amortized cost and fair value of fixed maturities at December 31, 2005 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                Amortized Cost      Fair Value
                                                               --------------------------------
Due in one year or less                                           $    3,719        $    3,762
Due after one year through five years                                 17,855            18,468
Due after five years through ten years                                32,776            33,734
Due after ten years                                                   36,590            40,656
                                                               --------------------------------
Total                                                                 90,940            96,620
Mortgage and asset backed securities                                  23,040            22,984
                                                               --------------------------------
                                                    TOTAL         $  113,980        $  119,604
                                                               --------------------------------


Proceeds from sales of available for sale securities were $19,674, $61,535, and $33,378 during 2005, 2004 and 2003, respectively. Gross gains of $498, $1,474 and $1,247 and gross losses of $332, $427 and $560 were realized on sales of fixed maturities and equity securities in 2005, 2004 and 2003, respectively.

Major categories of net investment income were as follows:

                                                                       YEARS ENDED
                                                                      DECEMBER 31,
                                                            ----------------------------------
                                                             2005        2004         2003
                                                            ----------------------------------
Fixed maturities                                            $ 7,135     $ 8,517     $   9,677
Equity securities                                               581         719           528
Commercial mortgage loans on real estate                        645         337            --
Policy loans                                                      7           4             3
Short-term investments                                          158          98            61
Other investments                                               275         185           185
Cash and cash equivalents                                       180          --            --
Investment expenses                                            (225)       (122)         (139)
                                                            ----------------------------------
                                 NET INVESTMENT INCOME      $ 8,756     $ 9,738     $  10,315
                                                            ----------------------------------


The net realized gains (losses) recorded in income for 2005, 2004 and 2003 are summarized as follows:

                                                                          YEARS ENDED
                                                                         DECEMBER 31,
                                                                  ----------------------------
                                                                   2005      2004       2003
                                                                  ----------------------------
Fixed maturities                                                  $  172    $ 1,060     $ 628
Equity securities                                                    (26)       (13)       21
                                                                  ----------------------------
Total marketable securities                                          146      1,047       649
Other                                                                 --       (228)       (3)
                                                                  ----------------------------
                                                       TOTAL      $  146    $   819     $ 646
                                                                  ----------------------------


The Company recorded $20, $0 and $38 of pre-tax realized losses in 2005, 2004 and 2003, respectively, associated with other-than-temporary declines in value of available for sale securities.

The investment category and duration of the Company's gross unrealized losses on fixed maturities and equity securities at December 31, 2005 were as follows:

                                       Less than 12 months           12 Months or More                  Total
                                    -------------------------------------------------------------------------------------
                                                   Unrealized                   Unrealized                   Unrealized
                                    Fair Value       Losses      Fair Value       Losses      Fair Value       Losses
                                    -------------------------------------------------------------------------------------
FIXED MATURITIES
BONDS:
   United States Government
     and government agencies
     and authorities                $     8,996   $       (154)  $       496   $        (13)  $     9,492   $       (167)
   States, municipalities and
     political subdivisions                  --             --            --             --            --             --
   Foreign governments                    1,516            (18)           --             --         1,516            (18)
   Public utilities                       1,030            (17)           48             (3)        1,078            (20)
   All other corporate bonds             12,593           (268)          707            (43)       13,300           (311)
                                    -------------------------------------------------------------------------------------
        TOTAL FIXED MATURITIES      $    24,135   $       (457)  $     1,251   $        (59)  $    25,386   $       (516)
                                    -------------------------------------------------------------------------------------
EQUITY SECURITIES
COMMON STOCKS:
   Public utilities                 $        --   $         --   $        --   $         --   $        --   $         --
   Banks, trusts and
     insurance companies                     --             --            --             --            --             --
   Industrial, miscellaneous
     and all other                           --             --            --             --            --             --
NON-REDEEMABLE PREFERRED
   STOCKS:
   Non-sinking fund preferred
     stocks                               5,168           (176)        1,878           (140)        7,046           (316)
                                    -------------------------------------------------------------------------------------
       TOTAL EQUITY SECURITIES      $     5,168   $       (176)  $     1,878   $       (140)  $     7,046   $       (316)
                                    -------------------------------------------------------------------------------------

The total unrealized loss represents less than 3% of the aggregate fair value of the related securities. Approximately 76% of these securities in an unrealized loss position have been in a continuous loss position for less than twelve months. The total unrealized losses on securities that were in a continuous unrealized loss position for longer than six months but less than 12 months were approximately $158, with no security with a book value greater than $1,000 having a market value below 98% of book value.

As part of the Company's ongoing monitoring process, the Company regularly reviews its investment portfolio to ensure that investments that may be other than temporarily impaired are identified on a timely basis and that any impairment is charged against earnings in the proper period. The Company has reviewed these securities and concluded that there were no additional other than temporary impairments as of December 31, 2005. Due to issuers' continued satisfaction of the securities' obligations in accordance with their contractual terms and their continued expectations to do so, as well as the Company's evaluation of the fundamentals of the issuers' financial condition, the Company believes that the securities in an unrealized loss status are not impaired and intends to hold them until recovery.

The Company has made commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the United States. At December 31, 2005, approximately 71% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of New York, Washington, and Minnesota. A potential loss reserve based on historical data adjusted for current expectations is maintained and is typically between 1.25% and 2.25% of commercial mortgage loans on real estate. As of December 31, 2005 the reserve was approximately 1.4% of the unpaid principal of our commercial mortgage loans, or $200.

The Company had fixed maturities carried at $438 and $959 at December 31, 2005 and 2004, respectively, on deposit with various governmental authorities as required by law.

NOTE 4. INCOME TAXES

The Company is subject to U.S. taxes. Starting in 2003, it is part of the U.S. consolidated federal income tax return with its parent, Assurant, Inc. Information about the Company's current and deferred tax expense is as follows:

                                                                                                   YEARS ENDED
                                                                                                   DECEMBER 31,
                                                                                         ---------------------------------
                                                                                           2005        2004        2003
                                                                                         ---------------------------------
CURRENT EXPENSE:
Federal                                                                                  $  5,209    $  2,406    $  3,837
                                                                                         ---------------------------------
                                                               TOTAL CURRENT EXPENSE        5,209       2,406       3,837
                                                                                         ---------------------------------
DEFERRED EXPENSE
Federal                                                                                       748       2,226         670
                                                                                         ---------------------------------
                                                              TOTAL DEFERRED EXPENSE          748       2,226         670
                                                                                         ---------------------------------
                                                            TOTAL INCOME TAX EXPENSE     $  5,957    $  4,632    $  4,507
                                                                                         ---------------------------------


A reconciliation of the federal income tax rate to the Company's effective income tax rate is as follows:

                                                                                                 DECEMBER 31,
                                                                                       ----------------------------------
                                                                                         2005        2004         2003
                                                                                       ----------------------------------
FEDERAL INCOME TAX RATE                                                                  35.0%       35.0%        35.0%
RECONCILING ITEMS:
   Tax exempt interest                                                                   (0.2)       (0.3)        (0.2)
   Dividends received deduction                                                          (0.2)       (0.4)        (0.7)
   Permanent nondeductible expenses                                                       0.3          --          0.2
   Change in reserve for prior year taxes                                                (0.4)       (6.0)          --
   Other                                                                                 (0.2)       (0.4)        (0.3)
                                                                                       ----------------------------------
                                                       EFFECTIVE INCOME TAX RATE:        34.3%       27.9%        34.0%
                                                                                       ----------------------------------

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

                                                                                                         DECEMBER 31,
                                                                                                     ---------------------
                                                                                                       2005        2004
                                                                                                     ---------------------
DEFERRED TAX ASSETS:
   Policyholder and separate account reserves                                                        $     --    $    404
   Accrued liabilities                                                                                    136         166
   Deferred acquisition costs                                                                           1,073       1,300
   Deferred gains on reinsurance                                                                        1,909       2,272
   Investment adjustment                                                                                  115          19
   Other assets                                                                                           723         464
                                                                                                     ---------------------
                                                                       GROSS DEFERRED TAX ASSETS        3,956       4,625
                                                                                                     ---------------------
DEFERRED TAX LIABILITIES:
   Policyholder and separate account reserves                                                              78          --
   Unrealized gains on fixed maturities and equities                                                    1,879       3,144
                                                                                                     ---------------------
                                                                  GROSS DEFERRED TAX LIABILITIES        1,957       3,144
                                                                                                     ---------------------
                                                                   NET DEFERRED INCOME TAX ASSET     $  1,999    $  1,481
                                                                                                     ---------------------


As of December 31, 2005, the Company had capital loss carryforwards for U.S. federal income tax purposes. Capital loss carryforwards related to other assets in the table above total $2,065 and will expire in 2010 if unused.

NOTE 5. STOCKHOLDER'S EQUITY

The Board of Directors of the Company has authorized 100,000 shares of common stock with a stated value of $20 per share. All the shares are issued and outstanding as of December 31, 2005 and 2004. All the outstanding shares at December 31, 2005 are owned by Assurant, Inc. (see Note 1). The Company paid dividends of $4,100, $40,000, and $0 at December 31, 2005, 2004 and 2003,
respectively.

The maximum amount of dividends which can be paid by the State of New York insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see Note
6).

NOTE 6. STATUTORY INFORMATION

Statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the New York Department of Commerce. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.

The principal differences between statutory accounting principles ("SAP") and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP; 2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which ervices are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP; 8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.

Reconciliations of net income and stockholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

                                                                       Net Income                  Shareholder's Equity
                                                           --------------------------------------------------------------
                                                             2005         2004          2003        2005         2004
                                                           --------------------------------------------------------------
Based on statutory accounting practices                    $  10,538    $  11,088     $ 10,190    $  49,026    $  43,039
Deferred policy acquisition costs                                314          181         (628)       1,437        1,123
Deferred and uncollected premiums                                (87)       1,006         (932)         162          104
Policy reserves                                                  602          591         (798)       2,614        2,002
Investment valuation difference                                   --           --           --        5,035        8,636
Commissions                                                      534           99          426          (11)        (134)
Deferred taxes                                                    --           --           --           --       (1,305)
Deferred gain on disposal of businesses                          211          320        1,896       (5,451)      (6,492)
Unearned ceding fee                                              147          612           --         (448)        (827)
Amounts payable reinsurance ceded                                 --           --           --          942           25
Funds held under reinsurance treaty unauthorized
   reinsurer                                                      --           --           --           --           --
Realized gains (losses) on investments                           118          497          547           --           --
Amortization of goodwill                                          --           --           --        2,038        2,038
Income taxes                                                    (747)      (2,226)        (339)         681        1,481
Pension                                                         (149)        (154)         (61)        (450)        (300)
Amortization of IMR                                              (77)         (37)          (5)          --           --
Reinsurance in unauthorized companies                             --           --           --           --           48
Interest maintenance reserve                                      --           --           --          596          569
Asset valuation reserve                                           --           --           --        1,012        1,182
Agents balances                                                   --           --           --           (3)          54
Other                                                             --           --       (1,559)        (737)         246
                                                           --------------------------------------------------------------
                            BASED ON GENERALLY ACCEPTED
                                  ACCOUNTING PRINCIPLES    $  11,404    $  11,977     $  8,737    $  56,443    $  51,489
                                                           --------------------------------------------------------------


Insurance enterprises are required by State Insurance Departments to adhere to minimum risk-based capital (RBC) requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. A dividend is extraordinary when combined with all other dividends and distributions made with in the preceding 12 months exceeds the greater of 10% of the insurers surplus as regards to policyholders on December 31 of the next preceding year, or the net gain from operations. In 2005, the Company declared and paid dividends of $4,100, all of which were ordinary. In 2004, the Company declared and paid dividends of $40,000, of which $7,160 was ordinary and $32,840 was extraordinary. In 2003, the Company declared no dividends. The Company has the ability, under state regulatory requirements, to dividend up to $4,703 to its parent in 2006 without permission from New York regulators.

NOTE 7. REINSURANCE

In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

                                                                         2005          2004
                                                                       ------------------------
Ceded future policy holder benefits and expense                        $  35,688     $  29,085
Ceded unearned premium                                                    12,167        18,139
Ceded claims and benefits payable                                         44,225        44,291
Ceded paid losses                                                          2,580         2,092
                                                                       ------------------------
                                                            TOTAL      $  94,660     $  93,607
                                                                       ------------------------

The changes in direct premiums and premiums ceded were as follows:

                                                              YEARS ENDED DECEMBER 31,
                             --------------------------------------------------------------------------------------------
                                         2005                           2004                           2003
                             --------------------------------------------------------------------------------------------
                               Long       Short               Long       Short               Long      Short
                             Duration   Duration    Total   Duration   Duration    Total   Duration   Duration    Total
                             --------------------------------------------------------------------------------------------
---------------------------
Gross earned
Premiums and
   considerations             $11,247    $70,879   $82,126   $10,930    $79,285   $90,215   $11,442    $97,379   $108,821
Premiums assumed                   --     11,402    11,402        --     13,174    13,174        --      6,513     6,513
Premiums ceded                (11,247)   (22,683)  (33,930)  (10,930)   (26,866)  (37,796)  (11,442)   (34,686)  (46,128)
                             --------------------------------------------------------------------------------------------
   NET EARNED PREMIUMS AND    $    --    $59,598   $59,598   $    --    $65,593   $65,593   $    --    $69,206   $69,206
      OTHER CONSIDERATIONS
---------------------------  --------------------------------------------------------------------------------------------
Gross policyholder            $17,931    $44,880   $62,811   $19,628    $46,939   $66,567   $22,637    $61,514   $84,151
   benefits
---------------------------
Benefits assumed                   --      8,384     8,384        --     15,304    15,304        --      6,785     6,785
Benefits ceded                (17,925)   (18,699)  (36,624)  (19,619)   (19,520)  (39,139)  (22,628)   (23,194)  (45,822)
                             --------------------------------------------------------------------------------------------
 NET POLICYHOLDER BENEFITS    $     6    $34,565   $34,571   $     9    $42,723   $42,732   $     9    $45,105   $45,114
---------------------------  --------------------------------------------------------------------------------------------


The Company utilizes ceded reinsurance for loss protection and capital management and business divestitures.

LOSS PROTECTION AND CAPITAL MANAGEMENT

As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims, and to free up capital to enable the Company to write additional business.

Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To limit this risk, the Company has control procedures in place to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk to minimize this exposure. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification as well as on developing strong relationships with the Company's reinsurers for the sharing of risks.

BUSINESS DIVESTITURES

The Company has used reinsurance to exit certain businesses. Assets backing ceded liabilities related to this business are held in trust for the benefit of the Company and are reflected in the Company's balance sheet.

In 2001, the Company entered into a reinsurance agreement with the Hartford for the sale of its annuity business. The reinsurance recoverable from the Hartford was $5,840 and $5,559 as of December 31, 2005 and 2004, respectively. The Company would be responsible to administer this business in the event of a default by reinsurers. In addition, under the reinsurance agreement, the Hartford is obligated to contribute funds to increase the value of the separate account assets relating to modified guaranteed annuity business sold if such value declines below the value of the associated liabilities. If the Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.

In 2000, the Company divested its LTC operations to John Hancock. Reinsurance recoverable from John Hancock was $36,278 and $28,862 as of December 31, 2005 and 2004, respectively.

NOTE 8. RESERVES

The following table provides reserve information by major lines of business as of:

                                              DECEMBER 31, 2005                            DECEMBER 31, 2004
                                  ----------------------------------------------------------------------------------------
                                  Future Policy                  Claims and    Future Policy                  Claims and
                                  Benefits and     Unearned       Benefits     Benefits and     Unearned       Benefits
                                    Examples       Premiums       Payable        Expenses       Premiums       Payable
                                  ----------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
   FFG and other disposed
     businesses                     $  35,762      $   4,125     $    4,038      $  29,168      $   2,648     $    2,689
SHORT DURATION CONTRACTS:
   Group term life                         --             63         18,632             --            103         20,045
   Group disability                        --            218         93,253             --            129         92,641
   Medical                                 --              4          1,279             --              6          2,144
   Dental                                  --             33          1,598             --             95          1,939
   Credit Life and Disability              --          9,565         16,376             --         17,921         19,389
   Other                                   --             --             --             --             --            423
                                  ----------------------------------------------------------------------------------------
                        TOTAL       $  35,762      $  14,008     $  135,176      $  29,168      $  20,902     $  139,270
------------------------------    ----------------------------------------------------------------------------------------

The Company's short duration contract group disability category includes short and long term disability products. Claims and benefits payable for long-term disability have been discounted at 5.25%. The December 31, 2005 and 2004 liabilities include $63,686 and $64,386, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2005 and 2004 are $20,946 and $20,747, respectively.

NOTE 9. FAIR VALUE DISCLOSURES

Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS ("FAS 107") requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. These financial instruments may or may not be recognized in the balance sheets. In the measurement of the fair value of certain financial instruments, if quoted market prices were not available other valuation techniques were utilized. These derived fair value estimates are significantly affected by the assumptions used. Additionally, FAS 107 excludes certain financial instruments including those related to insurance contracts.

In estimating the fair value of the financial instruments presented, the Company used the following methods and assumptions:

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS: the carrying amount reported approximates fair value because of the short maturity of the instruments.

FIXED MATURITY SECURITIES: the fair value for fixed maturity securities is based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

EQUITY SECURITIES: fair value of equity securities and non-sinking fund preferred stocks is based upon quoted market prices.

COMMERCIAL MORTGAGE LOANS AND POLICY LOANS: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying amounts of policy loans are reported in the balance sheets at amortized cost, which approximates fair value.

OTHER INVESTMENTS: the fair values of joint ventures are based on financial statements provided by partnerships or members. The invested assets related to a modified coinsurance arrangement and the AIP are classified as trading securities and are reported at fair value. The carrying amounts of the remaining other investments approximate fair value.

POLICY RESERVES UNDER INVESTMENT PRODUCTS: the fair values for the Company's policy reserves under the investment products are determined using cash surrender value.

SEPARATE ACCOUNT ASSETS AND LIABILITIES: separate account assets and liabilities are reported at their estimated fair values in the balance sheet.




                                                                         DECEMBER 31, 2005           DECEMBER 31, 2004
                                                                      ----------------------------------------------------
                                                                       Carrying       Fair        Carrying        Fair
                                                                        Value         Value         Value        Value
                                                                      ----------------------------------------------------
FINANCIAL ASSETS
   Cash and cash equivalents                                          $    2,863    $   2,863     $   5,360    $    5,360
   Fixed maturities                                                      119,604      119,604       125,201       125,201
   Equity securities                                                       8,790        8,790         8,571         8,571
   Commercial mortgage loans on real estate                               13,996       14,355         9,125         9,627
   Policy loans                                                               98           98            80            80
   Short-term investments                                                  3,341        3,341         4,575         4,575
   Other investments                                                       3,028        3,028         3,565         3,565
   Assets held in separate accounts                                       25,343       25,343        32,446        32,446
FINANCIAL LIABILITIES
   Policy reserves under investment products (Individual and
     group annuities, subject to discretionary withdrawal)            $    5,462    $   5,402     $   5,286    $    5,177
   Liabilities related to separate accounts                               25,343       25,343        32,446        32,446
                                                                      ----------------------------------------------------


The fair value of the Company's liabilities for insurance contracts other than investment-type contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

NOTE 10. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Parent sponsors a defined benefit pension plan and certain other post retirement benefits covering employees and certain agents who meet eligibility requirements as to age and length of service. Plan assets of the defined benefit plans are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension cost allocated to the Company amounted to approximately $124, $108 and $61 for 2005, 2004 and 2003, respectively.

The Company participates in a contributory profit sharing plan, sponsored by our Parent, covering employees and certain agents who meet eligibility requirements as to age and length of service. Benefits are payable to participants on retirement or disability and to the beneficiaries of participants in the event of death. For employees hired on or before December 31, 2000, the first 3% of an employee's contribution is matched 200% by the Company. The second 2% is matched 50% by the Company. For employees hired after December 31, 2000, the first 3% of an employee's contribution is matched 100% by the Company. The second 2% is matched 50% by the Company. The amount expensed was approximately $33, $15 and $42 for 2005, 2004 and 2003, respectively.

With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by our Parent. Health care benefits, either through the Parent's sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993. During 2005, 2004 and 2003 the Company incurred expenses related to retirement benefits of $25, $37 and $23, respectively.

NOTE 11. DEFERRED POLICY ACQUISITION COSTS

Information regarding deferred policy acquisition costs follows:

                                      DECEMBER 31,
                             -------------------------------
                              2005       2004        2003
                             -------------------------------
Beginning Balance            $ 1,123    $   942     $ 1,570
Costs deferred                 1,295        428         146
Amortization                    (981)      (247)       (774)
                             -------------------------------
         ENDING BALANCE      $ 1,437    $ 1,123     $   942
                             -------------------------------


NOTE 12. GOODWILL

Information regarding goodwill follows:

                                     DECEMBER 31,
                           ---------------------------------
                             2005        2004        2003
                           ---------------------------------
Beginning Balance          $  2,038    $  2,038    $  1,971
Acquisitions                     --          --          67
                           ---------------------------------
       ENDING BALANCE      $  2,038    $  2,038    $  2,038
                           ---------------------------------


NOTE 13. RELATED PARTY TRANSACTIONS

The Company received various services from the Parent. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information systems, actuarial and other administrative functions. The fees paid for these services for years ended December 31, 2005, 2004 and 2003 were $9,137, $4,192 and $4,236, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.

The Company cedes group liability business to its affiliate, Union Security Insurance Company ("USIC"). The Company has ceded $6,588, $6,526 and $5,847 of premium to USIC in 2005, 2004 and 2003, respectively. The Company has ceded $24,879, $23,533 and $22,096 of reserves in 2005, 2004 and 2003, respectively, to USIC.

NOTE 14. COMMITMENTS AND CONTINGENCIES

The Company leases office space and equipment under operating lease arrangements. Certain facility leases contain escalation clauses based on increases in the lessors' operating expenses. At December 31, 2005, the aggregate future minimum lease payment under operating lease agreements that have initial or non-cancelable terms in excess of one year are:

2006                                                $   718
2007                                                    555
2008                                                    558
2009                                                    179
2010 and thereafter                                     119
                                                    --------
TOTAL MINIMUM FUTURE LEASE PAYMENTS                 $ 2,129
                                                    --------


Rent expense was $623, $333 and $405 for 2005, 2004 and 2003 respectively.

The Company is regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation, the Company does not believe that any pending matter will have a material adverse effect on the Company's business, financial condition or results of operations.